TABLE OF CONTENTS
                                                            PAGE
Article 1 - Basic Lease Provisions                           1
Article 2 - Term                                             2
Article 3 - Basic Monthly Rent                               3
Article 4 - Tax Rent                                         3
Article 5 - Operating Expense Rent                           4
Article 6 - Capital Expense Rent                             5
Article 7 - Security Deposit                                 5
Article 8 - Use                                              6
Article 9 - Utilities and Services                           6
Article 10 - Parking License                                 7
Article 11 - Repairs                                         7
Article 12 - Condition of Premises                           8
Article 13 - Entry by Landlord                               8
Article 14 - Alterations                                     9
Article 15 - Hazardous Materials                             9
Article 16 - Liens                                           9
Article 17 - Brokers                                        10
Article 18 - Insurance                                      10
Article 19 - Indemnification                                11
Article 20 - Limitation of Liability                        11
Article 21 - Damage or Destruction                          12
Article 22 - Eminent Domain                                 13
Article 23 - Subordination                                  13
Article 24 - Offset Statement                               13
Article 25 - Assignment and Subletting                      13
Article 26 - Bankruptcy and Involuntary Assignment          15
Article 27 - Financial Statements                           15
Article 28 - Holding Over                                   15
Article 29 - Defaults                                       15
Article 30 - Remedies                                       16
Article 31 - Attorney's Fees                                16
Article 32 - Arbitration                                    16
Article 33 - Notices                                        17
Article 34 - General Provisions                             17
Article 35 - Addendum                                       19
Exhibit A - Premises Location Plan                          20
Exhibit B - Legal Description                               21
Exhibit C - Rules and Regulations                           22
Exhibit D - Work Letter                                     25
Exhibit E - Guaranty of Lease                               28
Schedule 1 - Preliminary Space Plans                        30
Addendum No. 1                                              31


                                      LEASE

     By this Lease dated March 7, 1996 for reference purpose only, Landlord hereby leases to Tenant the Premises, together with the non-exclusive right to use the Common Areas, upon and subject to the following terms, covenants and conditions:

ARTICLE L-BASIC LEASE PROVISIONS

    1.1 For purposes of this Lease and addenda, exhibits and other attachments thereto, and as subject to modification, revision or amendment by other terms and conditions of this Lease, addenda exhibits and other attachments thereto mutually agreed by Landlord and Tenant, these certain provisions are defined as follows:

               (a)                   Landlord: Mani Brothers LLC

               (b)                   Tenant:   New Horizons Computer Learning
                                     Centers, Inc. a Delaware Corporation

               (c)                   Building: 100 Corporate Pointe, Culver
                                     City; California

               (d) Premises: Suite 180 (consisting of approximately 10,779 rentable square feet), Suite 195 (consisting of
                                     approximately 4,127 rentable square feet) and a portion of Suite 105 (consisting of approximately 261 rentable square feet), totaling approximately 15,167 rentable square feet. The exact location and square footage shall be subject to space planning, architectural measurements and the relocation of the tenant currently located in Suite 195. Tenant shall have the right to have the space planner verify the square footage calculation prior to lease execution. The Premises shall be computed in accordance with the BOMA standards. Tenant's primary entrance shall be from the exterior of the building to the right hand side of the existing lobby.

               (e) Commencement Date: June 1, 1996, subject to the Paragraph 2.1.(a).

               (f)                   Termination Date:   One hundred twenty
                                     (120) months after the Commencement Date.

               (g) Permitted Use: General office use for the purpose of conducting a computer learning center.

               (h) Basic Monthly Rent: The Basic Monthly Rent shall be Eighteen Thousand Nine Hundred Fifty Eight and 75/100 Dollars ($18,958.75) for the first (1st) through the sixtieth (both) month of the lease term. The Basic Monthly Rent shall be Twenty Five Thousand Twenty five and 55/100 Dollars ($25,025.55) for the period from the sixty-first (61st) month through the one hundred and twentieth (120th) months. Said Basic Monthly Rent shall be net of utilities.

               (i)                   Security Deposit:   Eighteen Thousand Nine
                                     Hundred Fifty Eight and 75/100 Dollars
                                     ($18,958.75) and shall be increased on the sixty first (61st) month to Twenty Five Thousand Twenty Five and 55/100 Dollars ($25,025.55).

               (j)                   Proportional Share: 13.85%

               (k)                   Base Year:1996

               (l) Procuring Broker: CB Commercial Real Estate Group, Inc. -
                                     Hunt Barnett and Taylor Ing, as Tenant's representative and CB Commercial Real Estate Group, Inc. - Jeffrey S. Pion, as Landlord's representative. In the event CB Commercial Real Estate Group, Inc. represents both parties herein, Landlord and Tenant acknowledge that each has been notified of said dual representation and both Landlord and Tenant consent hereto to said dual representation.

               (m)                   Parking Allotment:  See Addendum.

               (n) Business Hours:8:00 AM to 6:00 PM Monday through Friday; and 9:00 AM to 1:00 PM Saturday, excluding holidays generally recognized in the State of California. Landlord acknowledges that Tenant will conduct its business at times other than the Building's normal hours.

               (o) Land:The site upon which the Building, Common Areas and other related improvements, facilities, service areas and equipment are located (as legally described in Exhibit "B" attached herein).

               (p) Common Areas: Those interior and exterior portions of the Building and such other areas, facilities and equipment serving the Building, which are designated by Landlord for the common use and benefit of tenants, tenants' employees, customers and invitees, and/or members of the general public. Such areas, facilities and equipment shall include, without limitation: entrances; exits; lobbies; elevators; stair-ways; corridors;
                                     passageways; public washrooms, parking
                                     facilities; loading areas; plazas, private sidewalks; landscaped areas; walkways; mechanical, electrical and telephone rooms; utilities and related facilities; electrical, mechanical, sprinkler, fire detection and fire prevention and security equipment and related facilities; duct shafts; operating, maintenance and storage areas; and service areas, equipment and facilities.

ARTICLE 2-TERM

    2.1   The Term of this Lease shall commence on the Commencement Date.

          (a) Initial Term. The Term of the Lease shall be for the period shown in Article 1 of the Summary of Basic Terms commencing, subject to the provisions of the "Work Letter" attached hereto as Exhibit "D", on the date the Premises shall be tendered to Tenant ready for occupancy or such earlier date or later date as Tenant takes possession or commences use of the Premises for any purpose including construction (the "Commencement Date"). The Premises shall be deemed ready for occupancy and Rent shall commence on the date of issuance of a Certificate of Occupancy, Temporary Certificate of Occupancy or other equivalent approval by the City of Culver City of the improvements required by this Lease to be constructed by Landlord. Landlord acknowledges that the premises may be built in stages and Tenant's obligation to pay rent shall commence upon completion of each stage of construction. Landlord agrees to use its best efforts to give Tenant estimates of the schedule for completion of the improvements and to give Tenant ten (10) days prior notice of the anticipated date the Premises will be ready for occupancy. The Commencement Date is a date which Landlord has projected for occupancy, based upon its present estimates of construction schedules. Subject to "Force Majeure" (as that term is defined below), Tenant shall have the right to cancel this Lease in the event Landlord has not delivered the Premises to Tenant within one hundred twenty (120) days after the Commencement Date, as such date may be modified by the provisions of the "Work Letter" attached hereto as Exhibit "D", which right is exercisable by Tenant by delivering written notice to Landlord within five (5) business days following expiration of said one hundred twenty (120) day period. "Force Majeure" is hereby defined to mean any cause beyond the reasonable control of Landlord, including but not limited to, strikes, acts of God, war, governmental laws and regulations or restrictions, including delays in the issuance of permits (not to exceed one hundred twenty (120) days), inspections and approvals, shortages of labor or materials, or delays caused by acts of Tenant as more particularly set forth in paragraph "7" of the "Work Letter" attached hereto as Exhibit "D". In the event permission is given to Tenant to enter or occupy all or a portion of the Premises prior to the Commencement Date, such occupancy shall be subject to all of the terms and conditions of this Lease. When the Lease Commencement Date has been determined, the parties shall execute an amendment to this Lease in the form of Exhibit "B" attached hereto and incorporated herein by this reference, stating the actual Lease Commencement Date and the date for expiration of the Term (the "Expiration Date") and setting forth an acknowledgment by Tenant that Landlord has completed all improvements to the Premises in accordance with this Lease and to the satisfaction of Tenant, subject to the items listed in a punch list, if any, delivered to Landlord pursuant to Article "2(b)" Acceptance and Suitability below.

          (b) Acceptance and Suitability. Within thirty (30) days following the date Tenant takes possession of the Premises, Tenant may provide Landlord with a punch list which sets forth any corrective work to be performed by Landlord with respect to work performed by Landlord as set forth in the Work Letter; provided, however, that Tenant's obligation to pay Basic Monthly Rent as provided below shall not be affected thereby. If Tenant fails to submit a punch list to Landlord within such thirty (30) day period, Tenant agrees that by taking possession of the Premises, it will conclusively be deemed to have inspected the Premises and found the Premises in satisfactory condition except for subsequently discovered latent defects. Tenant acknowledges that neither Landlord, nor any agent, employee or servant of Landlord, has made any representation with respect to the Premises, or the Building, or with respect to the suitability of them to the conduct of Tenant's business, nor has Landlord agreed to undertake any modifications, alternations, or improvements of the Premises, or Building, except as specifically provided in this Lease.


    2.2 This Lease shall terminate on the Termination Date, unless terminated sooner as may be provided elsewhere herein.

ARTICLE 3-BASIC MONTHLY RENT

    3.1 The first Installment of Basic Monthly Rent is due on or before the Commencement Date. All other installments of Basic Monthly Rent are payable in advance on the first day of each calendar month, together with any monthly Installments of estimated Tax Rent, Operating Expense Rent and Capital Expense Rent (collectively "Total Monthly Rent"). Except as provided in Article 28, if the Commencement Date is not the first day of the calendar month or the Termination Date is not the last day of the calendar month, then Total Monthly Rent shall be prorated based upon a thirty (30) day month.

    3.2 All amounts due or relating to Tenant's occupancy under this Lease, other than Total Monthly Rent, are due and payable within thirty (30) days of receipt of Landlord's Invoice for same. Such amounts include, without limitation: annual reconciliations and retroactive charges of Tax Rent, Operating Expense Rent or Capital Expense Rent; Orders for Extra Work; charges for extra utilities and services; and late Charges (collectively "Additional Rent"). All amounts due under this Lease or relating to Tenant's occupancy are deemed to be rent, receivable as such, and subject to all remedies of Landlord for nonpayment of rent. Tenant's obligation to pay all amounts owing under this Lease shall survive Tenant's relinquishment of possession to Landlord, or the expiration or early termination of this Lease.

    3.3 Tenant agrees that Tenant's late payment of any sum due under this Lease will cause Landlord to Incur cost not contemplated hereunder, the exact amount of which is impracticable or extremely difficult to fix. Therefore, if all or any portion of any installment of Total Monthly Rent is not received by Landlord by the tenth (10th) day of the month for which it is due, or if all or any portion of any item of Additional Rent is not received by Landlord when due pursuant to Article 3.5, then Tenant shall pay to Landlord a "Late Charge of ten percent (10%) of the overdue amount. Landlord and Tenant agree that the Late Charge represents a fair and reasonable estimate of costs that Landlord will incur by reason of any late payment by Tenant. Landlord's acceptance of a Late Charge shall not constitute a waiver of Tenant's default with respect to the overdue amount, or prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease or pursuant to law. The Late Charge shall be in addition to, and not in lieu of, any interest which may accrue pursuant to Article 34.11 of this Lease.

    3.4 All amounts due Landlord shall be paid by Tenant, without deduction or offset, in lawful money of the United States of America, which shall be legal tender at the time of payment. Payments shall be made at the office of Landlord or to such other person or at such other place as Landlord notifies Tenant. Landlord reserves the right to require that payments be made by certified check or cash.

ARTICLE 4-TAX RENT

    4.1 For each successive calendar year of the Term after the Base Year ("Comparison Year"), Tenant shall pay to Landlord "Tax Rent", which shall be the Proportional Share of the amount, if any, which the aggregate annual Property Taxes for the Comparison Year exceeds the Property Taxes for the Base Year. Tax Rent is payable in the manner set forth in Article 4.3. If this Lease terminates on a day other than the last day of the Comparison Year, then Tax Rent for the Comparison Year shall be prorated.

    4.2 (A) "Property Taxes" is defined for purposes of this Lease as: all costs and expenses which Landlord or Landlord's managing agent has incurred or will incur for real and personal property taxes, or any other assessment upon Landlord's legal or equitable interest in the Land, Building, Common Areas and all or any related facilities and improvements (including, without limitation, leasehold taxes or other taxes or assessments levied in lieu thereof or in addition thereto), whether imposed by a government authority or agency, or by a special assessment district; any taxes resulting from a reassessment of the Building occasioned by any cause whatsoever, including, without limitation, any reassessment resulting from a conveyance of Landlord's interest in the Land, Building or Common Areas (whether of not such transfer occurs before or after the Commencement Date), or by the determination by a court that any law, regulation, statute, or constitutional provision purporting to limit tax increases is invalid in whole or in part: any non-progressive tax on or measured with respect to gross receipts from the rental of space in the Building; any user fees or charges assessed for any government services which were provided without cost prior to the imposition of Proposition 13; any assessment, tax, fee charge or levy for any transportation plan, fund or system within the general geographic area of the Building; and, any actual, reasonable and documented expenses of Landlord in contesting any of the foregoing or the assessed valuation of the Land, Building or Common Areas. Notwithstanding the foregoing, the definition of "Property Taxes" excludes any net income, franchise, capital stock, estate or inheritance taxes.

          (B) Upon request by Tenant, Landlord shall provide Tenant with copies of all tax bills, assessments and charges received from any local taxing agencies. Shall Landlord sell or convey the property of which the leased premises are a part, Tenant shall not be obligated to pay any increase in property taxes resulting from said sale or conveyance (Proposition 13).

    4.3 As soon as practical after the beginning of each Comparison Year, Landlord shall provide Tenant with Landlord's estimate of Property Titles and Tax Rent for the Comparison Year. During the Comparison Year, Tenant shall pay Landlord estimated Tax Rent in equal monthly installments on the first day of each month. If the estimated Tax Rent for the Comparison Year is not determined until after the beginning of the Comparison Year, the Tenant shall continue to pay the monthly installments for the prior Comparison Year, if any, and shall retroactively pay any underpayment of estimated Tax Rent payable for the period from the beginning of the Comparison Year until the estimate was provided. As soon as practical after the end of each Comparison Year, Landlord shall determine the Property Taxes incurred in the Comparison Year. If Tenant has underpaid its Tax Rent for the Comparison Year, then Tenant shall pay to Landlord the full amount of such deficiency as Additional Rent. If Tenant has overpaid its Tax Rent for the Comparison Year, then Landlord shall either credit the overpayment toward Tenant's next installment(s) of Total Monthly Rent or, if this Lease has terminated and Landlord has not applied the overpayment to a default of Tenant, refund the overpayment to Tenant within thirty (30) days of determination.

    4.4 Tenant shall directly pay the taxing authority any tax levied against the personal property or trade fixtures of Tenant in or about the Premises. If Tenant fails to pay such tax before delinquency, then Landlord may pay such tax on behalf of Tenant, and the amount paid shall constitute Additional Rent due Landlord. Landlord shall upon request of Tenant, deliver to Tenant copies of any tax bills paid by Landlord for and on behalf of Tenant.

    4.5 The calculation and payment of Tax Rent is separate, distinct and shall not be affected by the calculation and payment of either Basic Monthly Rent, Operating Expense Rent, Capital Expense Rent or Consumer Price Index Adjustment, if any. Any item of cost or expense included as Property Taxes shall not be included as either Operating Expenses or Capital Expenses.

ARTICLE 5-OPERATING EXPENSE RENT

    5.1 For each Comparison Year, Tenant shall pay to Landlord Operating Expense Rent, which shall be the Proportional Share of the amount, if any, by which the aggregate annual Operating Expenses for the Comparison Year exceeds the Operating Expenses for the Base Year. Operating Expense Rent is payable in the manner set forth in Article 5.4. If this Lease terminates on a day other than the last day of the Comparison Year, then Operating Expense Rent for the Comparison Year shall be prorated.

    5.2 "Operating Expenses" is defined for purposes of this Lease as all costs and expenses, calculated in both the Base Year and any Comparison Year as if the Building were ninety-five percent (95%) occupied and all services were provided to the entire Building, which Landlord or Landlord's managing agent has incurred or will incur (without offset for any revenue derived from any source whatsoever) in the operation, maintenance, repair, improvement, management and administration of the Land, Building and Common Areas, plus a management fee not to exceed four percent (4%) of gross Building and Common Areas revenue.

    5.3 "Operating Expenses" includes, without limitation, costs and expenses for: all wages, salaries, benefits, payroll taxes, other similar government charges and other direct costs of personnel rendering services to the Building, whether or not situated in the Building, including, without limitation, Building managers and their assistants and supervisors, clerical, accounting, and technical services personnel; costs to comply with all laws, ordinances, rules and regulations; utility charges and surcharges; janitorial, mechanical, security, landscaping, elevator, waste disposal, alarm maintenance and other Building services; parking facility operation, maintenance and management; labor; lighting; air conditioning; heating; ventilating; water and sewage charges; supplies; material; tools; equipment; uniforms; operation, maintenance and repair of systems and facilities; structural and non-structural repair; business licenses or similar licenses or taxes; insurance premiums, deductibles and related charges, whether required pursuant to this Lease or by any lienholder or encumbrancer; professional fees and other expenses; and the expenses of maintaining a building management office (not to exceed 2,500 usable square feet), with rent imputed at the effective market rate for the building containing the office.

    5.4 As soon as practical after the beginning of each Comparison Year, Landlord shall provide Tenant with Landlord's estimate of Operating Expenses and Operating Expense for the Comparison Year. During the Comparison Year, Tenant shall pay Landlord's estimated Operating Expense Rent in equal monthly installments on the first day of each month. If the estimated Operating Expense Rent for the Comparison Year is not determined until after the beginning of the Comparison Year, then Tenant shall continue to pay the monthly installments for the prior Comparison Year, if any, and shall retroactively pay any underpayment of estimated Operating Expense Rent payable for the period from the beginning of the Comparison Year until the estimate was provided. As soon as practical after the end of each Comparison Year, Landlord shall determine the Operating Expenses incurred in the Comparison Year. If Tenant has underpaid its Operating Expense Rent for the Comparison Year, then Tenant shall pay to Landlord the full amount of such deficiency as Additional Rent. If Tenant has overpaid its Operating Expense Rent for the Comparison Year, then Landlord shall either credit the overpayment toward Tenant's next installment(s) of Total Monthly Rent or, if this Lease has terminated and Landlord has not applied the overpayment to a default of Tenant, refund the overpayment to Tenant within thirty (30) days of determination.

    5.5 The calculation and payment of Operating Expense Rent is separate, distinct and shall not be affected by the calculation and payment of either Basic Monthly Rent, Tax Rent, Capital Expense Rent or Consumer Price Index Adjustment, if any. Any item of cost or expense included as Operating Expenses shall not be included as either Property Taxes or Capital Expenses.


ARTICLE 6-CAPITAL EXPENSE RENT

    6.1 During the Term, Tenant shall pay to Landlord "Capital Expense Rent", which shall be the Proportional Share (or any other proportion in Landlord's sole discretion, which equitably distributes either Capital Expenses or Capital Expense Rent among tenants) of any Capital Expenses either incurred in the calendar year, allocated by Landlord in its sole discretion to the calendar year, or which Landlord has in its sole discretion elected to amortize in the year. Capital Expense Rent is payable in the manner set forth in Article 6.3. If this Lease commences or terminates on a day other than the first or last day of a calendar year, Capital Expense Rent for the year shall be prorated.

    6.2 "Capital Expenses" is defined for purposes of this Lease as all costs and expenses which Landlord or Landlord's managing agent has incurred or will incur (without offset for any revenue derived from any source whatsoever) in the making or installation of capital improvements, modifications or additions to the Land, Building, Common Areas and/or the machinery, equipment and facilities related thereto, either:

          (a) Required by directive of a government, quasi-government or regulatory agency or authority, but only those Capital Expenses which are so required either:

                    (i) Pursuant to either a law or statue newly enacted after the execution of this Lease or

                    (ii) Pursuant to an interpretation of a law or statue existing as of the execution of this Lease, which interpretation is newly promulgated after the execution of this Lease

          (b)  Made with the intent of reducing Operating Expenses.

    6.3 As soon as practical after the beginning of each calendar year (or the Term, as the case may be), Landlord shall provide Tenant with Landlord's estimate of the Capital expenses and Capital Expense Rent for the calendar year. During the calendar year, Tenant shall pay Landlord's estimated Capital Expense Rent in equal monthly installments on the first day of each month. If the estimated Capital Expense Rent for the calendar year is not determined until after the beginning of the calendar year, then Tenant shall continue to pay the monthly installments for the prior calendar year, if any, and shall retroactively pay any underpayment of estimated Capital Expense Rent payable for the period from the beginning of the calendar year until the estimate was provided. Landlord shall amortize the cost of any capital item over its usual life. As soon as practical after the end of each calendar year, Landlord shall determine the Capital Expenses incurred, allocated or amortized in the calendar year. If Tenant has underpaid its Capital Expense Rent for the Calendar year, then Tenant shall pay to Landlord the full amount of such deficiency as Additional Rent. If Tenant has overpaid its Capital Expense Rent for the calendar year, then Landlord shall either credit the overpayment toward Tenant's next installment(s) of Total Monthly Rent or, if this Lease has terminated and Landlord has not applied the overpayment to a default of Tenant, refund the overpayment to Tenant within thirty (30) days of determination.

    6.4 The calculation and payment of Capital Expense Rent is separate, distinct and shall not be affected by the calculation and payment of either Basic Monthly Rent, Tax Rent, Operating Expense Rent or Consumer Price Index Adjustment, if any. Any item of cost or expense included as Capital Expenses shall not be included as either Property Taxes or Operating Expenses.

ARTICLE 7-SECURITY DEPOSIT

    7.1 On or before execution of this Lease, Tenant shall deposit with Landlord the initial Security Deposit. The Initial Security Deposit and any other sums deposited with Landlord pursuant to this Article (collectively "Security Deposit") shall be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease to be kept or performed by Tenant. If Tenant acquires additional Premises, Tenant shall deposit additional sums with Landlord so that the Total Security Deposit held by Landlord is equal to Tenant's then current Basic Monthly Rent. Landlord shall not be required to SEGREGATE THE Security Deposit from its general funds, refund any Security Deposit except as provided in Article 7.3, or pay Tenant any interest thereon.

    7.2 If Tenant defaults on any obligation hereunder, Landlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of rent or any other sum in default, or to compensate Landlord for any loss or damage which Landlord has suffered or may suffer due to Tenant's default. Tenant shall, upon demand, restore any Security Deposit so used, applied or retained to the amount held by landlord immediately prior thereto.

    7.3 If Tenant fully and faithfully performs every provision of this Lease to be performed by Tenant, then, within thirty (30) days of the later of the termination of this Lease or the surrender of the Premises to Landlord, Landlord shall return to Tenant (or, at Landlord's option, the last assignee of Tenant hereunder) any Security Deposit which has not been so used, applied or retained. Notwithstanding the foregoing, Landlord may retain such portion of the Security Deposit as is necessary to secure any remaining obligations of Tenant hereunder (including, without limitation, Tenant's obligations pursuant to Articles 4, 5 and 6, which Tenant acknowledges comet be fully ascertained until as soon as practical after the end of the calendar year; and Tenant waives application of the provisions of California Civil Code section 1950.7 in respect to such retention).

    7.4 If Landlord transfers, assigns or conveys its interest in the Premises, then Landlord shall be discharged from any liability for the return of Tenant's Security Deposit, provided Landlord transfers to Landlord's successor in interest that portion of the Security Deposit which has not been used, applied or retained as per mined by this Lease.


ARTICLE 8-USE

    8.1 Tenant agrees that the Permitted use is a material provision of this Lease. Tenant shall use the Premises solely for the Permitted Use and shall not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord. Any consent by Landlord to a change of use by Tenant shall not be deemed a waiver of Landlord's right to withheld its consent to any subsequent proposed change of use. Tenant shall be responsible for obtaining all necessary permits for the conduct of its business and for verifying that Tenant's permitted use is acceptable to the City of Culver City. Landlord makes no representations as to Tenant's ability to obtain necessary permits for conduct of its business. Landlord shall be responsible for obtaining building construction permits.

    8.2 Tenant shall, at Tenant's sole cost and expense, comply with all certificates, rules, directives, orders and regulations of any public authority (including Federal, State, County and Municipal authorities) caused by Tenant's use of the premises which concern either the Premises or Tenant's use or occupancy thereof. Tenant shall not use or occupy the Building, Common Areas or Premises in violation of any law, certificate of occupancy, or covenant, condition or restriction and shall discontinue the violating use upon Landlord's demand.

    8.3 Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any insurance policy covering the Land, Building, Common Areas, or equipment, property and facilities therein. Tenant shall comply with all rules, orders, regulations and requirements of any insurance fire rating bureau or any other organization performing a similar function. Tenant shall, upon Landlord's demand, reimburse Landlord for any additional insurance premium which may be incurred due to Tenant's failure to Comply with this Lease.

    8.4 Tenant shall not do or permit to be done anything which will constitute a nuisance, or obstruct, injure, annoy or interfere with the rights of other tenants or occupants of the Building. The Premises shall not be used for any lodging, sleeping, improper, immoral, unlawful or objectionable purpose. Tenant shall not commit waste.


ARTICLE 9-UTILITIES AND SERVICES

    9.1   Landlord shall provide Tenant with:

          (a)  Twenty-four (24) hour access to the Premises;

          (b) Reasonable quantities of electric current for receptacles, water for lavatory and drinking purposes, and automated elevator service;

          (c) Standard fluorescent lighting and heat, ventilation or air conditioning as may be required for the comfortable use and occupation of the Premises during Business Hours; and

          (d) Janitorial and security services to the extent and during such times as are determined by Landlord. (Tenant submits list.)

    9.2 Notwithstanding the provisions of Article 9.1, Landlord may: restrict access to the Premises while making any repairs, alterations or improvements to the Premises, Common Area or Building; make reasonable nondiscriminatory changes to the access, utilities and services landlord is obligated to provide hereunder; make such changes in the access, utilities and services Landlord is obligated to provide hereunder as may be reasonable and necessary to comply with any government restriction, requirement or standard relating thereto; or prevent access or curtail utilities or services to the Land, Building, Common Areas or Premises during any invasion, mob, riot, public excitement or other circumstances rendering such action advisable, in Landlord's reasonable opinion. In the absence of an emergency, Landlord and Tenant shall agree and schedule an appropriate date and time for such actions to commence.

    9.3   If Tenant either:

          (a) Requires or uses more utilities or services than generally used by another tenant in the Building;

          (b) Requires utilities or services that are not generally provided to the Building during non-Business Hours; or

          (c) Has special water, electric, cooling or ventilation needs due to concentration of personnel, or the use of office equipment, devices or machines which consume power or generate head in excess of personal computers or common office photocopiers (which may include, without limitation, communications equipment, main-frame or mini-computers).

then Tenant shall pay, as Additional Rent, the charge for such use, as determined by Landlord. Landlord's current charge for after-hours heating, ventilation and air conditioning is Thirty Five and No/100 Dollars ($35.00) per hour, as such rate may be adjusted by Landlord from time-to-time. Landlord shall install separate circuitry or meters to accommodate and/or measure Tenant's demand and Tenant shall pay same directly to utility.

    9.4 Except as expressly provided elsewhere in this Lease, Landlord shall not be liable for any loss or damage to Tenant or Tenant's employees, or their respective property or business, and Tenant shall not be entitled to any abatement or reduction of rent as a result if Landlord's failure is due to any cause beyond Landlord's reasonable control (including, without limitation, accident, breakage, repairs, shortage of materials or supplies, strike, lockout, boycott, labor dispute, fire, earthquake, acts of God, rioting, insurrection, war, Government action, and acts of pubic enemy), unless such access or services are (i) not provided for more than thirty (30) consecutive days after receipt of written notice from Tenant, and (ii) the Premises are incapable during said thirty (30) consecutive day period, then, commencing on the thirty-first (31st) day following such thirty (30) day consecutive period, Total Monthly Rent shall abate until the services and access are restored. If Tenant's access is prohibited as a result of any activities set forth in this paragraph for a period of 180 days or more, Tenant shall have the right to cancel this lease.

ARTICLE 10-PARKING LICENSE

          Tenant shall have a revocable license to park, in common with other tenants, up to Tenant's Parking Allotment of automobiles in the parking facilities of the Building, subject to the following:

          (a) Tenant shall pay Landlord or Landlord's agent, the regularly-scheduled parking rates at such time and in such manner as Landlord or Landlord's agent may, from time to time, establish for tenants of the Building.

          (b) Tenant shall not be in default under any term or condition of this Lease;

          (c) Tenant shall abide by any reasonable rules and regulations for use of the parking facilities that Landlord or Landlord's agent establishes from time to time, and otherwise use the parking facility in a safe and lawful manner;

          (d) Tenant and Tenant's employees, contractors and invitees may be required to use attended parking;

          (e) No bailment shall be created hereunder or by any use of the parking facility;

          (f) Tenant and Tenant's agents, servants, employees, successors or assigns each hereby releases Landlord's agents, servants, employees and independent contractors from all claims for loss or damage to (including, without limitation, vandalism and theft) arising out of or related to use of the parking facility; and

          (g) Tenant shall have this revocable license, only, and no estate shall be conveyed to Tenant under this Article; and

          (h) The location or relocation of the reserved parking spaces identified in Article 1.1, Paragraph (m) shall be reasonably agreed to by Landlord and Tenant.

If Tenant violates any of the terms and conditions of this Article, or fails to use the parking facility in accordance with the terms of this Article and this Lease, then landlord may revoke this license to the extent that landlord deems reasonable and necessary, without liability to Tenant. Tenant's license shall otherwise be revoked and tenement concurrently with the termination of this Lease.

ARTICLE 11-REPAIRS

   11.1 Except as provided in Article 11.2, Tenant shall, at Tenant's sole cost and expense, keep the Premises in good condition and repair; including, without limitation, the maintenance and repair of all glass panels and partitions, lavatories, showers, toilets, basins, kitchen facilities and heating, ventilation and air-conditioning systems and each of their respective mechanical, plumbing and electrical connections (whether such systems or facilities are fully contained in the Premises, or exist outside the Premises, but were installed or are maintained to exclusively serve the Premises). Tenant shall exclusively use Landlord or Landlord's approved subcontractors for all work related to the mechanical, plumbing, heating, ventilation, air-conditioning, electrical, fire/life safety and lighting systems, which work shall be coordinated by Landlord; and, if Landlord independently determines that any such work is required, Landlord may arrange for such work to be performed without prior demand upon Tenant (but with such notice as may be required pursuant to Article 13). All charges for work coordinated by Landlord hereunder shall be payable by Tenant to Landlord as Additional Rent.

   11.2 Landlord shall, at Landlord's initial cost and expense, repair and maintain the Common Areas, structural portions of the Building, and all basic mechanical, electrical, plumbing, heating, ventilation and air-conditioning systems providing service to all tenants in the Building. Payment of such expenses by Tenant to Landlord shall be subject to Article 5 and 6 of this Lease. Notwithstanding the foregoing, but subject to the provisions of Article 18, if any such maintenance or repair is caused in part or in whole by the negligence or willful misconduct of Tenant, its agents, servants, employees, licensees invitees (which do not include unsolicited relationships with Tenant), then Tenant shall directly pay to Landlord as Additional Rent the reasonable charge for such maintenance and repairs. Furthermore, Tenant shall take all reasonably necessary action to prevent any additional or future damage which Landlord reasonably believes may be caused by Tenant, its agents, servants, employees, licenses or invitees (which do not include unsolicited relationships with Tenant), whether as an isolated incident or as a continuous course of conduct, or whether individually or as a group.

   11.3 Provided Landlord uses commercially reasonable efforts to minimize interference with Tenant's use of the Premises, Landlord reserves the right to:

          (a) Install, repair, maintain, relocate or replace plumbing, electrical, HVAC and other mechanical systems above the ceiling, below the floor, within the walls and central core;

          (b) Temporarily close the Common Areas or building for maintenance, repair, improvement or alteration of the Building or Common Areas, or make changes to the Common Areas, including, without limitation, changes affecting ingress, traffic flow, landscaping and parking facilities; and

          (c) Perform such other acts or make such other changes to the Building and Common Areas that Landlord may deem appropriate (provided Tenant's use or access to the Premises or Common Areas is not unreasonably impaired).

   11.4 Landlord shall not be liable to Tenant for any failure by Landlord to perform the repairs and maintenance required of Landlord hereunder, unless such failure persists for an unreasonable time after Tenant notifies Landlord in writing of the specific need for such repairs or maintenance. Except as expressly provided elsewhere in this Lease, there shall be no abatement of rent and no liability of Landlord by reason of any injury to, or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Building, Common Areas or Premises. Tenant waives any right to make repairs at Landlord's expense pursuant to California Civil Code section 1942 or any similar law, statue or ordinance. Tenant acknowledges that the Premises do not constitute a "Dwelling Unit" or "Dwelling" as the term is used in California Civil Code section 1940, et. seq.

ARTICLE 12-CONDITION OF PREMISES

   12.1 Subject to any provisions of this Lease concerning the making of Leasehold Improvements in the Premise (if any), by taking possession of the Premises hereunder, Tenant accepts the Premises as being in good order, condition and repair (excepting only latent defects and items subject to correction pursuant to Article 35) and otherwise as is, where is and with all faults. All work required to bring the Premises into compliance with the requirements of the ADA, other laws and ordinances as of the Commencement Date, shall be the sole responsibility of Landlord, both as to performance and payment of costs. Thereafter, Tenant shall be solely responsible to keep and maintain its Premises in compliance with the requirements of the ADA, other laws and ordinances. Except as may be expressly set forth in this Lease, Tenant acknowledges that neither Landlord, nor any employee, agent or contractor of landlord has made any representation or warranty concerning the Land, Building, Common Areas or Premises, or the suitability of either for the conduct of Tenant's business.

   12.2 Upon the expiration of the Term or earlier termination of this Lease, Tenant shall relinquish possession of the Premises to Landlord in the same condition as received, ordinary wear and tear excepted, free of all trash and rubbish, and in broom clean condition. Landlord may dispose of any personal property remaining in the Premises in accordance with California Civil Code section 1980, et seq., and shall be entitled to recover all costs and expenses provided therein, including landlord's reasonable attorneys' fees and costs.

ARTICLE 13-ENTRY BY LANDLORD

   13.1 Provided Landlord uses commercially reasonable efforts to minimize interference with Tenant's business and advises Tenant an appropriate period in advance of same, Landlord shall have the right to enter the Premises to inspect the Premises, show the Premises to prospective purchasers, show the Premises to prospective tenants (if Tenant has failed to exercise its option to re-lease or in the last six (6) months of the extension terms, only), make alterations, improvements or repairs (including construction required by the character of the work), and environmental inspections. No advance notice shall be required for Landlord to supply janitorial services or to post legal notices.

   13.2 Notwithstanding the provisions of Article 13.1, Landlord shall be entitled to enter the Premises without advising Tenant in advance or making the required effort to minimize interference with Tenant's business when Tenant is in default of this Lease, or in an "Emergency" (which shall be any circumstance which may threaten or endanger the building, or health or property of Landlord, other tenants, occupants or the general public, or result in a liability or loss to Landlord).

   13.3 Landlord shall at all times have a key with which to unlock all of the doors in and to the Premises, excepting Tenant's vaults and safes. If Tenant changes locks on any doors without Landlord's prior written consent, Landlord shall have the right to enter the Premises, change, remove and/or replace such locks, repair any damage and restore the Premises, and charge Tenant as Additional Rent all expenses incurred in accomplishing the foregoing.

   13.4 Except as expressly provided elsewhere in this Lease, there shall be no abatement of rent and no liability of Landlord by reason of any injury to, or interference with Tenant's business arising from any entry performed by Landlord in good faith attempt to comply with the terms of this Article. Any such good faith entry shall not constitute an eviction, or a forcible or unlawful entry or detainer of the Premises.

ARTICLE 14-ALTERATIONS

   14.1 All alterations, additions, decorations or improvements made by or on behalf of Tenant in or to the Premises ("Alterations"), shall require Landlord's prior reunion consent, which consent shall not be unreasonably withheld or delayed. Tenant may make alterations, decoration or improvements of less than $5,000 in any one instance without consent but with prior written notice to Landlord. Tenant shall give Landlord ten (10) days' prior written notice of Tenant's desire to make Alterations. Landlord may impose any reasonable condition upon issuing Landlord's consent (including, without limitation: requiring Tenant to remove Alterations at the end of the Term and restore the Premises to the condition prior to Alterations' having been made (reasonable wear and tear excepted); obtaining the consent of any mortgagee, encumbrance, lender or ground lessee; providing Landlord with working drawings, specifications, and estimated costs; providing Landlord with verification of all required permits or approvals; and, obtaining a lien and completion bond.

   14.2 Tenant shall use contractors reasonably acceptable to Landlord for all Alterations effecting basic Building mechanical, electrical, plumbing, heating, ventilation and air-conditioning systems; and, shall otherwise use licensed, qualified contractors and subcontractors which shall carry course of construction, products liability, completed operations, worker's compensation and public liability insurance in amounts satisfactory to Landlord, naming Landlord as an additional insured. Alterations shall be performed at the times and in the manner specified by Landlord, and shall not interfere with access or use of the Common Areas or other premises. Alterations shall be performed in full compliance with all laws, rules and/or directives of any government or regulatory agency or authority.

   14.3 All permanent improvements to the Premises, Leasehold Improvements and Alterations (including, without limitation, floor and wall coverings, blind, drapes, cabinets, shelving, doors, locks, paneling and the like) which Landlord has not required Tenant to remove at the end of the Term shall become the property of Landlord upon the termination of this Lease and shall be relinquished with the Premises.

   14.4 Landlord may require Tenant to immediately remove any Alterations not made in accordance with this Articles, and restore the Premises to the condition immediately prior to the Alterations' having been made (reasonable wear and tear excepted). If Tenant either fails to immediately remove Alterations not made in accordance with this Article after Landlord's demand, or fails to remove Alterations which Landlord required to be removed upon termination as a condition of issuing Landlord's consent, then Landlord may perform such removal and restore the Premises, at Tenant's sole cost and expense, to the condition immediately prior to the Alterations' having been made (reasonable wear and tear excepted).

   14.5 Except for initial tenant improvements performed by Landlord prior to The Commencement Date, all Alterations, removal of Alterations and restoration the Premises which Landlord is reasonably required to perform or supervise are subject to Landlord's charge, as Additional Rent, for all costs and expenses of such performance and supervision (including, without limitation, review of plans or work by Landlord's architect, engineer or other consultant), plus a supervision fee payable to Landlord in the amount of ten percent(10%) of the cost of such work.

ARTICLE I5-HAZARDOUS MATERIALS

   15.1 Tenant shall neither create, bring into nor store in the Building, Common Areas or Premises any "Hazardous Materials" (which shall be defined as any substance, material, emission discharge or waste defined as "hazardous", "toxic", or a "pollutant" or "contaminant" under any local, state or federal government law, statue, code, order or regulation for the protection of health, safety or the environment), excepting reasonable quantities of cleaning and business supplies used in connection with the maintenance of the Premises or the use of common office equipment. Tenant shall comply with all laws, regulations, recommendations or orders promulgated by any government, quasi-government or regulatory agency or authority, or the manufacturer of hazardous waste or materials with regard to maintenance of records, and its handling, storage and disposal. 'Upon Landlord's request, Tenant shall supply Landlord with a copy of any record or certificates required to be maintained by Tenant concerning hazardous materials or waste.

   15.2 Notwithstanding the provisions of Article 15.1, if such Hazardous Materials were brought onto or generated upon the Land, Building, Common Areas or Premises by Tenant, and if such materials pose a material risk to the health of occupants of the Building or Common Areas or such Hazardous Materials are required to be removed according to law, then Tenant shall be solely responsible for the removal and abatement of same, at Tenant's sole cost and expense, and Tenant shall indemnify and hold Landlord harmless from any action which might occur as a result of the presence of such Hazardous Materials brought into or incorporated into the Land, Building, Common Areas or Premises by Tenant, its employees, subcontractors or consultants.

ARTICLE 16-LIENS

          Tenant shall keep the Land, Building and Premises free from any liens resulting from work performed, materials furnished or obligations incurred by, or on behalf of Tenant. Tenant shall promptly discharge any such lien by bond or otherwise. If Tenant fails to promptly discharge any such lien after Landlord's demand, then Landlord may discharge the lien and charge Tenant as Additional Rent all costs and expense reasonably incurred by Landlord to do so, including attorneys' fees and costs.

ARTICLE 17-BROKERS

          Each party warrants to the other that no broker, agent, finder, person or entity, other than Procuring Broker, was instrumental in negotiating or consummating this Lease, or might be entitled to a commission or compensation in connection with the execution of this lease. Each party shall indemnify and hold the other harmless from any claim, damages, cost and expenses, including attorneys' fees and costs, resulting from any claim that may be asserted against the other party by any broker, agent, finder, person or entity other than Procuring Broker which is not disclosed by such party to the other in writing prior to entering into this Lease, or who claims a right to compensation through such party. Landlord shall pay all commission due to the Procuring Broker in accordance with the agreement between Landlord and Procuring Broker.

ARTICLE 18-INSURANCE

   18.1 Subject to Article 5, Landlord shall, throughout the Term, provide, maintain and keep in force: with the agreement between Landlord and Procuring Broker.

          (a) Comprehensive general liability insurance for personal injury, bodily injury (including death), and property damage in such amounts as Landlord from time to time determines such insurance shall be reasonably comparable to those maintained by other landlords on similar buildings in the area: with the agreement between Landlord and Procuring Broker.

          (b) All risk insurance or fire insurance (with standard extended coverage and endorsement perils, leakage from fire protection devices and water damage) covering the Building and all fixed improvements therein, except those fixtures, improvements, furnishings, equipment and other property which Tenant is required to insure pursuant to Article 18.2, subparagraphs (b),
               (c), (d) and (e);

          (c) Insurance for loss of rental income or insurable gross profits in such amount Landlord prudently elects to maintain;

          (d) Such other insurance in such amounts as Landlord prudently elects to maintain shall be reasonably comparable to those maintained by other landlords on similar buildings in the area;

Insurance to be provided and maintained by Landlord herein may contain such deductibles and exclusions and or such other terms and conditions as Landlord prudently determines to be commercially reasonable and sufficient.

   18.2   Tenant shall, during the Term, provide, maintain and keep in force:

          (a) Comprehensive general liability insurance for personal and bodily injury, including death and property damage, with respect to Tenant's use and occupancy of the Premises, Common Areas and Building, and the business carried on by Tenant therein, with limits of not less than Two Million Dollars (2,000,000.00) for any one accident or occurrence, with Landlord named as an additional insured:

          (b) All risk or fire insurance (with standard extended coverage endorsement perils, theft, vandalism explosion, falling plaster, steam, gas, electricity, water, rain, elements of nature, water damage or dampness, and leakage from any part of the Building or Land, including fire protection devices, pipes, appliances and other plumbing) covering the full replacement cost of Tenant's trade fixtures, furnishings, equipment, inventory, stock-in-trade, Alterations and any improvement in and to the Premises which are above Building standards, whether such items existed in the Premises prior to Tenant's occupancy, or were installed in or to exclusively serve the Premises, and whether such items were installed by either Tenant or Landlord, and at either Tenant's or Landlord's expense;

          (c) If the Premises is on the street level floor of the Building, insurance covering the full replacement value of any plate glass windows or doors;

          (d) Any insurance which may be required pursuant to any local, state or federal government law, statue or regulation (including, without limitation, workers' compensation insurance).

Notwithstanding the above, Landlord reserves the right to reasonably and prudently change the insurance requirements set forth herein (including, without limitation, requiring such additional insurance which Landlord reasonably and prudently determines to be sufficient).

   18.3 Tenant shall provide Landlord on or before the Commencement Date and throughout the Term with copies of such certificates or other proof reasonably necessary for Landlord to verify that the required insurance coverage has been obtained, is in full force and effect and that the premiums have been paid thereon. All policies shall contain an undertaking by the insurer to notify landlord (and any mortgagees or ground lessors designated by Landlord) in writing not less than thirty (30) days prior to any material change, reduction, cancellation or other termination of coverage required hereunder. Replacement certificates or other such proof shall be furnished to Landlord not less than thirty (30) days prior to the expiration of any such policy or policies. Landlord's failure to request evidence of coverage shall not constitute a waiver of any of Landlord's rights hereunder or Tenant's obligation to so insure.

   18.4   Insurance to be provided and maintained by either party pursuant to
Article 18.1, subparagraphs (b), (c) and (d), and Article 18.2, subparagraphs
(b), (c) and (d) shall include a clause or endorsement whereby the insurer waives its right of subrogation against the other party. Landlord and Tenant waive any rights of recovery against the other for injury or loss due to hazards covered y insurance (or required to be covered by insurance pursuant to Articles 18.1., subparagraphs (b), (c), and (d), and 18.2, subparagraphs (b), (c), and
(d) which contain (or are required to contain) such a waiver of subrogation, to the extent of the injury or loss covered thereby.

ARTICLE 19-lNDEMNlFlCATlON

   19.1   Subject to the waivers of subrogation and liability set for thin
Article 18.4, Tenant shall defend, indemnify and hold Landlord harmless from and against any and all liability, loss, claims, demand, damages or expenses, including attorneys' fees, whether for personal injury, theft, property damage or otherwise, due to or arising from:

          (a) Any accident, act or omission (caused by Tenant's use of the Premises or conduct of business therein) occurring or emanating from the Premises, except as may be caused by the negligence or willful misconduct, or breach or non-performance described in
               Article 19.2. subparagraph (b) or (c);

          (b) The negligence or willful misconduct of Tenant, its servants, employees, agents, contractors, concessionaires or licensees, or those over whom Tenant would normally be expected to exercise control, whether in or about the Land, Building, Common Areas, Premises, or parking facility; or

          (c) Tenant's breach or non-performance of any material provision of this Lease.

If any action or proceeding is brought against Landlord by reason of any such claim, Tenant, upon notice from the Landlord, shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord.

   19.2   Subject to the waivers of subrogation and liability set forth in
Article 18.4, Landlord shall defend, indemnify and hold Tenant harmless from and against any an all liability, loss, claims, demand, damages or expenses, including attorneys' fees, whether for personal injury, theft, property damage or otherwise, due to or arising from:

          (a) Any accident, act or omission in or about the Land, Building, and Common Areas, except as may be caused by any accident, act or omission, negligence or willful misconduct, or breach or non-performance described in Article 19.1, subparagraphs (a) through (c);

          (b) The negligence or willful misconduct of Landlord, its servants, employees, agents, contractors, invitees, concessionaires or licensees, or those over whom Landlord has control, whether in or about the Land, Building, Common Areas, Premises, or parking facility; or

          (c) Landlord's breach or non-performance of any material provision of this Lease.

If any action or proceeding is brought against Tenant by reason of any such claim, then Landlord, upon notice for Tenant, shall defend the same at Landlord's expense by counsel reasonably satisfactory to Tenant.

ARTICLE 20-LIMITATION OF LIABILITY

          Except as may be expressly provided in Article 21, and notwithstanding anything to the contrary set forth in Article 19, Tenant assumes the risk of, and Landlord shall not be liable or in any way responsible to Tenant or Tenant's servant, employees, agents, contractors, concessionaires or licensees, or those over whom Tenant would normally be expected to exercise control for any loss, injury or damage to their respective.

          (a) Required to be insured by Tenant pursuant to Article 18.2, otherwise actually insured by Tenant;

          (b) Resulting from entrustment of property to Landlord, or Landlord's employees, contractors or agents ("Entrustment" to be defined to include, without limitation, attended parking, but exclude the nominal maintenance of Tenant's fixtures, furnishings and property in the Premises in connection with the Permitted Use);

          (c) Resulting from the intentional or negligent acts or omissions (including, without limitation, theft and vandalism) by other tenants of the Building (and their employees, invitees, contractors or agents), unless caused by Landlord's failure, after receipt of written notice, to take reasonable action to enforce the Leases or Rules and Regulations with respect to such other tenants, or resulting from the intentional or negligent acts or omission of other persons or occupants in the building or Common Areas other than the parties hereto (and their respective employees, invitees, contract on or agents);

          (d) Resulting from the construction of public work, whether in, on or about the Land, Building, Common Areas or Premises;

          (e) Resulting from the failure of Landlord to perform or observe any of the terms, conditions or covenants of this Lease unless such failure has persisted for an unreasonable period of time after receipt of written notice by Landlord from Tenant specifying such failure; or

          (f) Resulting from any occurrence not otherwise specifically set forth above, provided such occurrence is not caused by Landlord's negligence, willful misconduct, or breach of this Lease.

ARTICLE 21-DAMAGE OR DESTRUCTION

   21.1 If the interior of the Premises is damaged or destroyed by Tenant, then Tenant shall, at Tenant's sole cost and expense, promptly repair, replace and restore the Premises and the permanent improvements therein (including, without limitation, any Leasehold Improvements and Alterations) to at least the condition existing prior to the damage (reasonable wear and tear excepted) during which time this Lease shall remain in full force and effect. If no damage or destruction as described in Article 21.2 occurs in conjunction with the damage or destruction to the interior of the Premises, then Tenant's rent shall not abate as a result of same.

   21.2 If any portion of the Land, Building, Common Areas, or Premises reasonably necessary for Tenant's access, use or occupancy of the Premises is damaged or destroyed by any cause, then the rights and obligations of Landlord and Tenant shall be as follows:

          (a) If repairs can, in Landlord's reasonable opinion, be completed within one hundred twenty (120) days after commencement of such repairs, then Landlord shall repair the same (to the condition existing prior to the damage) after receipt of insurance proceeds, during which time this Lease shall remain in full force and effect except that Tenant's Total Monthly Rent shall abate to the extent provided in Article 21.4; or

          (b) If repairs cannot, in Landlord's opinion, be completed within said one hundred twenty (120) day period, or if such damage or destruction is not insured by Landlord's insurance policies, Landlord may either:

                    (i) Repair the same (to Building standards) after receipt of insurance proceeds, during which time this Lease shall remain in full force and effect, except that Tenant's Total Monthly Rent shall abate to the extent provided in Article 21.4; or

                    (ii) Provided Landlord terminates the leases of all similarly situated tenants, Terminate this Lease upon at least thirty (30) days' prior written notice to Tenant, this Lease to remain in full force and effect through the specified termination date, except that Tenant's Total Monthly Rent shall abate to the extent provided in Article 21.4.

          (c) If Landlord has failed, within one hundred twenty (120) days from the date of damage or destruction to the Building or common areas to make the Premises available for Tenant's use, enjoyment and access, Tenant may terminate this Lease with thirty (30) days prior written notice, in which event this Lease shall terminate on the date set forth in Tenant's notice as if such date were the expiration date of the Term.

   21.3   If Landlord or Tenant elects to terminate this Lease pursuant to
Article 21.2(b)(ii) or Article 21.2 (c), respectively, and Tenant has maintained the insurance required pursuant to Article 18.2 (b), then Tenant shall assign its right to receive the benefits under such insurance for the repair and restoration of the above-standard permanent improvements to the Premises. If Tenant terminates, Tenant shall directly pay Landlord any deductible under such policy.

   21.4 Any abatement of rent hereunder shall be limited to the extent that Tenant's use or enjoyment of the Premises or necessary common area is materially impaired or prevented.

   21.5 Notwithstanding anything to the contrary contained in this Article or Lease; Landlord shall have no obligation to repair or restore damage or destruction under Article 21.2 when it occurs during the last six (6) months of he Term; however, if Landlord so elects and the damage or destruction either prevents Tenant's reasonable access to the Premises or materially adversely affects Tenant's use of all or a substantial part of the Premises, then Tenant shall have the right to terminate this Lease upon thirty (30) days' prior written notice to Landlord, which notice shall be given within fifteen (l5) days after receipt of Landlord's election not to repair or restore.

   21.6 Tenant hereby waives the application of California Civil Code sections 1932(2)and 1933(4), which shall have no force or effect in governing the termination of this Lease.

ARTICLE 22-EMINENT DOMAIN

   22.1 If all or any portion of the Land, Building, Common Areas or Premises is taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain (or sold in lieu of such taking), then:

          (a) If such taking or sale substantially interferes with Tenant's use and occupancy of the Premises, then Tenant may elect to terminate this Lease on the date of surrender or sale to said authority; or

          (b) If such taking or sale does not substantially interfere with Tenant's use and occupancy of the Premises and any restoration of the Premises is covered by insurance carried or maintained by Landlord, then Landlord shall restore the Premises to the same condition prior to such partial taking, otherwise, Landlord may elect to terminate this Lease; however, in either case, Tenant's Total Monthly Rent shall be abated with respect to that portion of the Premises rendered unusable for the conduct of Tenant's business therein as a result of the taking or sale, for the period of time that such portion is so rendered unusable.

   22.2 Tenant shall not assert any claim for the taking of any interest in this Lease, the Land, Building, Common Areas or Premises and Landlord shall be entitled to receive the entire amount of any award without deduction or offset for any estate or interest of Tenant; however, Tenant shall be entitled to bring a separate action for relocation expense, and damages to Tenant's personal property, trade fixtures and goodwill. Tenant hereby waives the application of California Code of Civil Procedure section 1265.130 to the extent that its provision are contrary to the provision of this Article.

ARTICLE 23-SUBORDINATION

   23.1 Without the necessity of the execution and delivery of any further instruments on the part Or Tenant to effectuate such subordination, this lease shall at all times be subject and subordinate to any liens of any mortgages or deed of trust, or ground or underlying leases which not exist or may hereafter be executed or placed effecting the Land and/or Building, or upon landlord's interest or estate therein. If any ground lease or underlying lease is terminated for any reason, any mortgage deed of trust or lien is foreclosed, or the Land or Building is conveyed in lieu of foreclosure, then Tenant shall attorn to and become the tenant of Landlord's successor in interest and Tenant's right to possession of the Premises shall; not be disturbed, provided Tenant is not in default and continues to perform; and observe all of the terms, conditions and covenants of this Lease.

   23.2 Notwithstanding the foregoing, Tenant shall execute and deliver such reasonable instrument which may be required by any such ground lessor, lender, mortgagee, lien holder or encumbrancer evidencing such subordination, and the failure or refusal to do so within ten (10) business days after receipt of Landlord's written request shall constitute a default of this Lease.

   23.3 Landlord shall use its best efforts to obtain a non-disturbance agreement from Landlord's lender in a form acceptable to Landlord's lender.

ARTICLE 24-OFFSET STATEMENT

          Upon Landlord's request, Tenant shall execute, acknowledge and deliver to Landlord a statement in writing setting forth Tenant's certification of the following: that this Lease is unmodified (or, if modified, the nature of such modification) and is in full force and effect; the extent to which rental or other charges have been prepaid; and that Landlord, to Tenant's knowledge, has not failed to cure any default of Landlord of this Lease (or specifying such uncured defaults, if any are claimed). Tenant's failure or refusal to execute and deliver such a statement within ten (10) business days after receipt of Landlord's written request shall be conclusive upon Tenant that: this Lease is in full force and effect, without modification (except as may be represented by Landlord); except as provided in this Lease, not more than one month of rent has been paid in advance, and not more than one month of security deposit is being held by Landlord: and, there are no uncured defaults of Landlord. Tenant acknowledges that such statement may be relied upon by a prospective purchaser or encumbrancer of all or any portion of the Land, Building or Premises.

ARTICLE 25-ASSIGNMENT AND SUBLETTING

   25.1 Unless Tenant has obtained the prior written consent of Landlord (which shall not be unreasonably withheld, subject to the provisions of Article 25.3), Tenant shall not pledge, sell, transfer, hypothecate, encumber or assign this Lease or Tenant's interest therein, sublet all or any part of the Premises, or permit occupancy or the conduct of business in any or all of the Premises by anyone other than Tenant. Any assignment, sublease, sale, mortgage, pledge, encumbrance or transfer by Tenant or such other party made in contravention of this Article shall be void and of no force or effect.

             25.2 If Tenant proposes to assign this Lease or to sublet all or any portion of the Premises, then Tenant shall give Landlord written notice of Tenant's intent to so assign or sublet at least fifteen (15) days prior to the proposed effective date of the assignment or sublease. The notice shall include, with respect to each proposed assignee or subtenant; name and address; terms and conditions of the proposed assignment or sublease; a detailed statement of facts about the nature of the proposed use of the Premises and the proposed assignee's or subtenant's business experience; a balance sheet showing financial condition as of a date within ninety (90) days prior to the date of the notice; for any proposed sublease or assignment of an area greater than four thousand rentable square feet, statements of income, profit and loss for the last two (2) complete fiscal years; bank and credit references; and, such other and further information as Landlord may reasonably require.

   25.3 (A) Landlord shall, within such fifteen (15) days following receipt of Tenant's notice pursuant to Article 25.1, notify Tenant that Landlord either grants or denies its consent for Tenant to proceed to assign or sublet on the terms and conditions contained in Tenant's notice. Landlord's failure to timely deny consent shall be deemed approval to assign or sublet on the terms and conditions contained in Tenant's notice, but only to the extent that the represented terms and conditions do not conflict with the terms and conditions of this Lease. Landlord may deny consent to assign or sublet upon any commercially reasonable ground (which Landlord shall specify in notifying Tenant of such denial of consent), including, but not limited to, the following:

          (a) The financial condition of the proposed assignee or subtenant, in Landlord's reasonable opinion, is insufficient to enable it to meet its proposed financial obligations;

          (b) If Tenant is to relocate, the financial condition of Tenant after the proposed assignment or sublease and relocation would be insufficient to enable it to meet its financial obligations under this Lease:

          (c) The proposed use, or reputation or character of the proposed assignee or subtenant is not in keeping with the nature of the Building or may adversely affect the operation or reputation of the Building;

          (d) The proposed use of the Premises is not for general of office uses compatible, in Landlord's reasonable opinion, to the other tenants' uses (regardless of the Permitted Use); or

          (e) The proposed use of the Premises conflicts with any other existing agreements between Landlord and other tenants concerning the Land, Building, Common Areas or Premises.

If Landlord denies consent to sublet, Tenant waives the right to terminate this Lease pursuant to California Civil Code section 1995.310 (b). Such consent shall not be unreasonable withheld or delayed.

          (B) In the event Tenant informs Landlord of its desire to sublease the Premises, Landlord shall have fifteen (15) days to recapture the Premises and terminate the Lease.

   25.4 One half (1/2) of any consideration, including rents, received by or on behalf of Tenant from such assignment or sublease in excess of total Monthly Rent shall be payable to Landlord upon receipt by Tenant as Additional Rent. Notwithstanding the foregoing, Tenant shall be entitled to recapture from any such excess consideration Tenant's costs and expenses for brokerage commissions, permanent improvements, excused rent, attorneys' fees, lease takeovers, and other common commercial lease concessions, advertising to sublet or assign and shared services (including, without limitation, expenses of shared receptionist, library, telephone system, photocopier, or other similar office expense); but, expressly excluding from recapture any "down time" for non-use of any portion of the Premises prior to such assignment or sublease.

   25.5 Any allowances, rights to acquire additional Premises, rights to extend or renew, options or any other similar concessions or consideration set forth in this Lease and any addenda or amendments thereto are expressly understood to be solely for the benefit of the original Tenant and shall be null, void and of no force or effect, at Landlord's option, as of the effective date of any assignment or subletting; however, this shall not be deemed to retroactively nullify or void any allowances, concessions, rights or options actually disbursed, made or exercised prior to such effective date.

   25.6 Any advertisement, publicity or other public solicitation of any assignment or subletting of the Premises shall require Landlord's prior written consent, which shall not be unreasonably withheld or delayed.

   25.7 Any permitted assignment or subletting of the Premises shall not act to release Tenant or any subsequent assignor or sub lessor from any liability under this Lease, and Tenant shall cause any assignee to execute an agreement with Landlord upon a form furnished by Landlord binding the assignees or sublease to all the terms of this Lease without relieving Tenant of any liability hereunder. As security for Tenant's obligations under this Lease, Tenant assigns to Landlord the right to collect all rent resulting from any assignment or sublease of the Premises in the event of Tenant's default; and Landlord (as assignee and attorney-in-fact for Tenant, or as a receiver for Tenant appointed on Landlord's application, may upon written notice to Tenant and subtenant or assignee, thereafter collect and apply such rent toward the satisfaction of Tenant's obligations under this Lease. Tenant shall pay a reasonable processing fee to Landlord for each assignment or sublease to Landlord, not to exceed Five Hundred Dollars ($500.00).

   25.8 Unless Tenant is a corporation or a wholly owned subsidiary of a corporation whose stock is traded through a recognized United States exchange, any of the following shall be deemed to be a voluntary assignment requiring Landlord's consent: a change in business status or organization, dissolution, merger, consolidation or other reorganization of Tenant (either voluntarily or pursuant to any provision of the Bankruptcy Act); the sale or other transfer of a controlling share of the voting capital stock of Tenant; or, the sale of fifty-one percent (51%) or more of the interests of Tenant. However, if Tenant is a corporation or a wholly owned subsidiary of a corporation whose stock is traded through a recognized United States exchange, then, provided Tenant is not in default hereunder, Tenant may assign this Lease or sublet the Premises to a corporation into or with which Tenant is merged or consolidated, or to which all or substantially all of Tenant's assets are transferred, or to any corporation or other entity which controls or is controlled by the Tenant or is under common control or affiliated with the Tenant. Tenant shall notify Landlord of any such assignment or sublease in accordance with Article 33 of this Lease and concurrently provide Landlord with the same financial information as required in
Article 25.2 with respect to any proposed assignee or sublease.

ARTICLE 26- BANKRUPTCY AND INVOLUNTARY ASSIGNMENT

   26.1 Any of the following acts or occurrences with respect to either Tenant or any guarantor of this Lease shall constitute an involuntary assignment; filing a petition under Chapter 7, 10, 11 or any other provision of the Bankruptcy Act now or hereafter in effect; making an assignment for the benefit or creditors; being adjudicated bankrupt in involuntary bankruptcy proceedings, unless the judgment is vacated within sixty (60) days from entry; becoming insolvent (reflected by either a written admission of inability to meet current obligations, actual inability to meet current obligations, or liabilities exceeding assets); appointment of a receiver or trustee for any property (including, without limitation, this Lease) unless the attachment or execution is removed within sixty (60) days after levy; or transfer or assignment of this Lease by operation of law (including, without limitation, transfer by will or intestacy).

   26.2 An involuntary assignment shall constitute a default by Tenant and Landlord shall have the right to terminate this Lease. This Lease shall not be treated as an asset of Tenant and neither Tenant nor any person claiming through or under Tenant (or by virtue of any statue or order of any court) shall be entitled to possession of the Premises, which shall be forthwith surrendered to Landlord. Landlord shall be entitled to recover damages at least in the amounts set forth in Article 30 of this Lease; however, nothing herein shall limit or prejudice the right of Landlord to seek any other damages allowed by any applicable statue or rule of law.

ARTICLE 27-FINANCIAL STATEMENTS

          If Tenant is not in default of this Lease, and Landlord is proposing to convey, finance or refinance Landlord's interest in the land, Building or Common Areas, then Landlord shall have the right to require Tenant to furnish Landlord, at Landlord's sole cost and expense, with financial statements prepared by a Certified Public Accountant according to generally recognized accounting principles showing Tenant's financial condition as of a date not more than ninety (90) days prior to submission to Landlord.

ARTICLE 28-HOLDING OVER

   28.1 Tenant shall not hold over after the expiration of the Term or earlier termination of this Lease without the prior written consent of Landlord (which shall not be subject to Article 34.1). Tenant agrees that Tenant's failure to surrender possession of the Premises at the end of the Term can and will cause actual damage to Landlord which is impracticable or extremely difficult to ascertain (including, without limitation, lost opportunities to lease the Premises, increase in the cost of improvements, lost rent and liability for Landlord's inability to deliver timely possession of the Premises to another tenant). Therefore, if Tenant holds over after the Term without the prior written consent of Landlord, then Tenant shall become a Tenant at sufferance only and shall continue to perform each and every term, condition and covenant of this Lease during any such period of holding over; except that, in lieu of damages to which Landlord may be entitled hereunder, Landlord may elect to have Tenant pay Landlord liquidated damages in an amount equal to one hundred fifty percent (l50%) of the Total Monthly Rent payable by Tenant to Landlord in the last complete month of the Term, for each month or portion thereof which Tenant so holds over.

   28.2 If Landlord consents to Tenant's holding over after the expiration of the Term or earlier termination of this Lease, then the tenancy shall continue from month-to-month upon the same terms, conditions and covenants contained in this Lease, except that for each month or portion thereof that Tenant so hold over, Tenant shall pay to Landlord rent equal to one hundred fifty percent (150%) of the Total Monthly Rent payable by Tenant in the last complete month of the Term.

   28.3 The foregoing provisions of this Article are in addition to any other rights of Landlord hereunder, or as otherwise provided by law, including, without limitation, the right to bring an action for unlawful detainer. Landlord's acceptance of rent after expiration or earlier termination of this Lease, or during any such period of holding over shall not be construed as a renewal or extension of this Lease. Notwithstanding anything to the contrary contained in this Lease, Tenant shall not be entitled to any parking discounts or specified modes of parking during any such period of holding over.

ARTICLE 29-DEFAULTS

   29.1 The occurrence of any one or more of the following events shall constitute a default of this Lease by Tenant:

          (a) Tenant's failure to pay any Basic Monthly Rent, Tax Rent, Operating Expense Rent, Capital Expense Rent, Additional Rent or any other payment due Landlord under this Lease;

          (b)  Any default set forth in Article 26 of this Lease; or

          (c) Tenant's failure to observe to perform any express or implied covenant or provisions of this Lease, other than those specified in subparagraphs (a) and (b), above, within ten ( 10) days after receipt of notice from Landlord; however, if more than ten (10) days are reasonably required to so observe or perform, then Tenant shall not be in default so long as Tenant commences observance or performance within said ten (10) day period and diligently prosecutes same to completion.

   29.2 Any notice of default Landlord is required to give Tenant hereunder and any notice Landlord may be required to give pursuant to California Code of Civil Porcedure Section 1161 etseq. (or any similar law now or hereafter in effect) may be satisfied by a single notice inclusive of the requirements of both this Article and statutory law. Tenant shall have five (5) days from notification by Landlord to cure any such default.

ARTICLE 30- REMEDIES

   30.1 If Tenant is in default of this Lease, then Landlord may avail itself of any remedies under law. Landlord may elect (without obligation under Article 35.1) to avail itself of the remedy described in California Civil Code Section 1951.4, in which case this Lease shall continue in full force and effect after Tenant's breach and abandonment, and notwithstanding anything to the contrary contained in Article 25, Tenant shall thereafter have the right to sublet or assign this Lease subject only to reasonable limitations. If Landlord does not elect to avail itself of the remedy described in California Civil Code Section 1951.4 and Tenant either breaches this Lease and abandons the Premises before the end of the Term, or Tenant's right to possession is terminated by the Landlord because of a breach of this Lease, then this Lease shall terminate, and Landlord shall recover from Tenant the following:

          (a) The worth at the time of award of the unpaid rent which had been earned at time of termination:

          (b) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

          (c) The worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided: and

          (d) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom (including, without limitation, any costs of obtaining mitigating rental income, such as excused rent, brokerage commissions, Tenant Improvements, parking concessions, lease takeovers, cash payments, advertising, moving costs or any other cost or Tenant concession related to the re-leasing of the Premises upon the default of Tenant).

The "worth at the time of award" of the amounts referred to in subparagraphs (a) and (b) above shall be computed by allowing interest at the rate specified in
Article 34.11 of this Lease; and the "worth at the time of award" of the amounts referred to in subparagraph (c) above shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%).

   30.2 Tenant waives any equity of redemption and any right to relief form forfeiture as provided by California Code of Civil Procedures Section 1179 (or any other similar applicable statute, regulation or law nor or hereafter in effect).

ARTICLE 31- ATTORNEYS' FEES

   31.1 If either Landlord or Tenant brings suit to interpret or enforce any provision of this Lease or any rights of either party hereto, then the prevailing party shall recover from the other party all costs and expenses, including reasonable attorneys' fees. Notwithstanding the provisions of California Civil Code Section 1717, the term "prevailing party" as used herein shall include, without limitation, both a party as to whom a lawsuit is dismissed (with or without prejudice) without the written consent of that party and, if the lawsuit is one for declaratory relief, that party whose contentions are substantially upheld as to the interpretations of this Lease. Any attorneys' fees payable pursuant to this Article may be claimed either as court costs or in a separate suit.

   31.2 If Landlord is named as a defendant in any suit brought against Tenant as a result of the tenancy created hereunder and not due to any alleged fault or breach of this Lease on the Part of Landlord, then Tenant shall pay to Landlord all costs and expenses incurred by Landlord in such suit, including attorneys' fees.

ARTICLE 32- ARBITRATION

          Any controversy or claim arising out of or relating to this Lease, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the Arbitrator(s) may be entered in any court having jurisdiction thereof. The costs and fees of the arbitrator shall be shared equally between the parties. Any award may also include an allocation of reasonable attorneys' fees to the prevailing party. The agreement to arbitrate will be specifically enforceable under the prevailing law of any court having jurisdiction. by Landlord in such suit, including attorneys' fees.

ARTICLE 33- NOTICES

   33.1 Notice shall be given to Tenant by sending the originals to: Chief Financial Officer of New Horizons Computer Learning Centers, Inc. at 1231 East Dyer Road, Suite 140, Santa Ana, CA 92705 and to the General Counsel at 500 Campus Drive, Morganville, NJ 07751. Notice shall be given to Landlord at 100 Corporate Pointe, Suite 160, Culver City, California 90230. Either party may, by written notice to the by Landlord in such suit, including attorneys' fees.

   33.2 In order to prevent disputes concerning the giving of notice, if any provision of this Lease (or addenda or amendments thereto) requires "notice" to be given by either party to "notify" the other, or otherwise refers to "notification", then such notice shall be made in writing and be given by either personal delivery, certified mail or a nationally-recognized overnight courier service, in each case delivery to be evidenced by a signed receipt therefor. Notice may also be given by facsimile transmission, provided the party to whom the transmission is addressed acknowledges actual, legible receipt by existing a copy of the transmission (or a receipt for same) and returning a copy of same to the sender, by facsimile transmission or otherwise. Notices shall be deemed effective at the time of delivery, as confirmed by said signed receipts. If either party fails or refuses to accept delivery by certified mail or overnight courier service, or refuses to execute a receipt evidencing delivery, then notice may be given by first-class mail and shall be deemed effective two (2) business days after mailing.


   33.3 The term "notice " shall not include any bills, invoices, rent statements or statement of any other charges or sums due from Tenant to Landlord, or any notice required or permitted to be given pursuant to any law or statute.

ARTICLE 34- GENERAL PROVISIONS

   34.1 Discretion Consent. Except as may be otherwise specifically provided in this Lease, to the contrary, wheresoever and whenever Landlord or Tenant's discretion or consent is required under this Lease, Landlord and Tenant agree that such discretion will be exercised in a commercially reasonable manner and that such consent will not be unreasonably withheld or delayed.

   34.2 Rules and Relations. Tenant shall faithfully observe and comply with the Rules and Regulations attached hereto as Exhibit "C", and all reasonable and nondiscriminatory modifications or additions thereto made by Landlord from time to time, except as modified by this Lease and Addendum hereto.

   34.3 Conflict of Laws. This Lease shall be governed by and construed under the laws of the State of California.

   34.4 Venue. Any lawsuit brought by Tenant against Landlord shall be filed in a court of competent jurisdiction in the County of Los Angeles.

   34.5 Identification of Tenant. The term "Tenant" as used in this Lease shall mean and include each person or entity that executes this Lease as Tenant, who shall be jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant. Notice from or to any single person or entity executing this Lease as Tenant shall be deemed to be effective notice from or to each and every person or entity executing this Lease as Tenant, with the same force or effect as if each such person or entity had so given or received such notice. Any act or signature by any single person or entity executing this Lease as Tenant concerning this tenancy or Lease (including without limitation, any renewal, extension, expiration, termination or modification of this Lease) shall be binding upon each person or entity executing this Lease as Tenant with the same force and effect as if each person or entity had so acted or signed. Any refund to any single person or entity executing this Lease as Tenant shall be deemed to be a refund to each person or entity executing this Lease as Tenant, as if each such refund had been collectively made to all such persons or entities.

   34.6 Successors and Assigns. Except as otherwise provided in this Lease, each covenant, condition and provision of this Lease shall be binding upon and shall insure to the benefit of the parties hereto, their respective heirs, personal representatives, successors and permissible assigns.

   34.7 Relinquishment of Possession. The voluntary or involuntary relinquishment of possession of the Premises by Tenant to Landlord, or a mutual cancellation of this Lease by both Tenant and Landlord, shall at the option of Landlord operate as a assignment to Landlord of any or all subleases or subtenancies and no marker shall be affected.

   34.8 Performance by Tenant. If Tenant fails to perform any act to be performed by Tenant hereunder other than payment of money to Landlord and such failure continues for ten(10)days after Tenant's receipt of notice thereof from Landlord, Landlord may, without waiving or releasing Tenant from any obligation, perform any such at and all costs incurred by Landlord, together with interest thereon at the rate specified in Article 35.11 of this Lease from the date of such payment.

34.9 Definition of Landlord. The term "Landlord" as used in this Lease shall be limited to mean and include only the owner at the time in question of the fee or leasehold interest under a ground lease of the Land. If Landlord transfers assigns or otherwise conveys any such title or leasehold, Landlord shall be automatically freed and relieved of all liability with respect to the performance of any covenants or obligations in this Lease to be performed from and after the date of such transfer, assignment or conveyance, except as may be provided in Article 7.3

   34.10 Waiver. The waiver by Landlord of any breach of any term, covenant or condition of this Lease shall neither be deemed a waiver of any concurrent or subsequent breach of the same or any other term, covenant or condition of this lease, nor shall any custom or practice which may develop between the parties in the administration of the term hereof be deemed a waiver of, or in any way affect the right of Landlord to require strict performance by Tenant. The acceptance of rent or any sum hereunder by Landlord shall not be deemed to be a waiver of any breach by Tenant of any term, covenant or condition of this lease other than the failure of Tenant to pay such rent or sum, regardless of Landlord's knowledge of such breach at the time of acceptance.

   34.11 Interest. Whatsoever required in this Lease, and in lieu of the legal rate to be used in the computation of any interest owed Landlord in any judgment or award of the court, interest shall be charged at a rate equal to the higher of:

          (a)  Ten percent (10%) per annum; or

          (b) Five percent (5%) per annum, plus the rate established by the Federal Reserve Bank of San Francisco on advances to member banks under Sections 13 and 13(a) of the Federal Reserve Act (as now in effect, or hereafter from time to time amended or, if there is no such single terminable rate of advances, the closest counterpart of such rate as shall be designated by the Superintendent of Banks of the Sate of California, unless some other person or agency is delegated such authority by the legislature) which is prevailing on the twenty-fifth (25th) day of the month preceding the "Accrual Date".

The "Accrual Date" shall be defined as follows: for purposes of Article 29, as the initial date of default; for purposes of Article 6, the date of final payment by Landlord for the Capital Expense; and for all other purposes, the date of execution of this Lease. Tenant hereby agrees that the use of such interest rate herein shall not be deemed to be interest upon a loan or forbearance of money, for goods or things in action for use primarily for personal, family or household purposes within the meaning of the California Constitution, Article 15, Section 1.

   34.12 Terms, Headings, and Print. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. Words used in any gender include other genders. The article headings are not a part of this Lease, and such headings and any use of boldface, italics or underlining are for convenience only and shall have no effect upon the construction or interpretation of this Lease.

   34.13 Time. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

   34.14 Entire Agreement. This Lease contains the entire agreement of the parties hereto with respect to any matter covered or mentioned in this lease and no prior agreement or understanding oral or written, expressed or implied, pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing executed by both Landlord and Tenant or their respective successors in interest. The parties acknowledge that all prior agreements, representations and negotiations concerning the subject matter of this Lease, or collateral thereto, are deemed superseded by the execution of this Lease to the extent they are not incorporated herein and that this agreement shall be deemed to be integrated.

   34.15 Severability. Any provision of this Lease which proves to be invalid, void, or illegal shall in no way affect, impair or invalidate any other provisions hereof, and such other provisions shall remain in full force and effect.

   34.16 Recording. Tenant shall not record this Lease or a short form memorandum thereof without the written consent of Landlord. Any recording without Landlord's written consent shall be a material breach of this Lease.

   34.17 Plats, Riders, and Clauses. Any addenda, clauses, plats, riders and provisions executed by both Landlord and Tenant which are inserted in, endorsed on or affixed to this Lease are a part hereof. If there is any variations or discrepancy between duplicate original documents held by Landlord and Tenant, then the duplicate original held by Landlord shall be deemed controlling.

   34.18 Building Name. Tenant shall not use the name of the Building for any purpose other than the address of the business to be conducted by Tenant in the Premises. Landlord shall have the right, without liability to Tenant, for any damage or injury, whatsoever, to change the name or street address of the Building.

   34.19 Quiet Possession. Except as otherwise provided in this Lease, Tenant, upon paying the rents reserved hereunder and observing and performing all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, shall have quiet possession of the Premises for the entire Term.

   34.20 Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive and, wherever possible, each remedy shall be cumulative with all other remedies.

   34.21 Examination and Delivery of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, or option to Lease and is not effective as a Lease or otherwise, or a binding legal instrument until execution and delivery by all parties. Prior to such execution and delivery, this Lease shall neither be legally binding nor effective.

   34.22 Confidentiality. Tenant agrees to keep the terms of this Lease confidential and shall not disclose same to any other person not a party hereto without the prior written consent of Landlord; however, Tenant may disclose the terms hereof to Tenant's real estate broker, accountants, attorneys, managing employees, and other in privity with Tenant to the extent reasonably necessary for Tenant's business purposes. Tenant agrees that a breach of this Article will cause irreparable injury to Landlord and Landlord shall be entitled, together with all other remedies in law or equity available to Landlord, to injunctive relief to restrain such breach.

   34.23 Agreed Figures. All figures set forth in this Leases represent negotiated sums and percentages and are conclusive as between Landlord and Tenant.

ARTICLE 35- ADDENDUM

          Addendum No. 1 attached hereto is hereby incorporated in and forms a part of this Lease


WHEREUPON, THE PARTIES HERE TO HAVE EXECUTED THIS LEASE ON THE DATE INDICATED.

                                             TENANT:
                                             New Horizons Computer
                                             Learning Centers, Inc.

Date: 3/15/96                                By:  /s/ Charles Kinch
     ----------                                 ---------------------
                                             Name:     Charles Kinch
                                                  --------------------
                                             Title:        President
                                                   -------------------

                                             ATTESTED:
Date: 3/15/96                                By:  /s/ Gary T. Gann
     ----------                                 -----------------------
                                             Name:      Gary T. Gann
                                                  ---------------------
                                             Title:        Secretary
                                                   --------------------


                                             LANDLORD:
                                             Mani Brothers, LLC

Date:                                        By:
     ---------                                  ----------------------
                                             Name:
                                                   -------------------
                                             Title:
                                                   -------------------





                                   EXHIBIT "A"

                             PREMISES LOCATION PLAN
                     ---------------------------------------



                                   EXHIBIT "B"

                                LEGAL DESCRIPTION
                    ----------------------------------------

The real Properly commonly known as 100 Corporate Pointe, Culver City, California, and more particularly described as:

That certain real property located in the County of Los Angeles, State of California, described as follows:

                    Lots 20 and 23 of Tract 33152 in the City of
                    Culver City, County of Los Angeles, State of
                    California, as per map recorded in Book 1020, Pages 31 to 35 inclusive of Maps, in the office of the County Recorder of said County.





                                   EXHIBIT "C"

                              RULES AND REGULATIONS
         --------------------------------------------------------------


          Except as specifically provide to the contrary in the Lease to which these Rules and Regulations are attached, the following Rules and Regulations shall be applicable for purposes of this Lease.

    1. No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building without the prior consent of the Landlord. Landlord shall have the right to remove, at Tenant's expense and without Notice any sign placard, picture, advertisement, name or notice installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant using materials and in a style and format approved by Landlord.

    2. Tenant must use Landlord's Building Standard window coverings in all exterior and atrium window offices. If Landlord objects in writing to any curtains, blinds, shades, screens or hanging plants or other objects attached or used in connection with any balcony, window or door of the Premise, or placed on any windowsill, which is visible from the exterior of the Premises, Tenant shall immediately discontinue such use. Tenant shall not place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Premises. Landlord shall have a right of prior written approval with respect to any matter placed by Tenant on or near Tenant's windows or balcony.

    3. Subject to the provisions of Rule 8. below, Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators, escalators or stairways of the Building. The halls, passages, exits, entrances, walls, elevators, escalators and stairways are not open to the general public; but are open, subject to reasonable regulations, to Tenants' business invitees. Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence, in the judgment of Landlord, would be prejudicial to the safety, character, reputation and interest of the Building and its tenants. Neither Tenant nor its contractors, employees or invitees shall go upon the roof(s) of the Building.

    4. The directory of the Building will be provided exclusively for the display of the names and location of tenants only and Tenant shall be entitled to display one name per thousand rentable square feet in the Premises on the directory. Tenant's initial listing shall be at Tenant's cost and expense, and any revision thereto shall be made at Tenant's cost and expense.

    5. All cleaning and janitorial services for the Building and the Premises shall be provided exclusively through Landlord and, except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be employed by Tenant or permitted to enter the Building for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises and Building.

    6. Landlord will furnish Tenant, free of charge, with up to one key for each parking space leased by Tenant. Thereafter, Landlord will make a reasonable charge of any additional or replacement keys. Tenant shall not make or have made additional keys other than those provided by Landlord, and Tenant shall not alter any lock or install a new or additional lock or bolt on any door of its Premises. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys to all door locks which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

    7. Electric wires, telephones, telegraphs, burglar alarms or other electric apparatus, other than those installed by Landlord at the time Tenant occupies the Premises, shall not be installed in the Premises except with the approval and under the direction of Landlord, and no such installation shall be made without first obtaining written permission from Landlord to do such work. The location of telephones, call boxes and any other equipment affixed to the Premises shall be subject to the approval of Landlord. Any installation of telephones, telegraphs, electric wires or other electric apparatus made without permission shall be removed by Tenant at Tenant's own expense. Landlord understands the nature of Tenant's business necessitates the use of movable cables and wires for computers and consents to their installation and re-installation thereof.

    8. Freight elevator(s) shall be available for use by all tenants in the Building, subject to such reasonable scheduling as Landlord, in its discretion, deems appropriate. No equipment, materials, furniture, packages, supplies, merchandise or other property will be received in the Building or carried in the elevators except between such hours and in such elevators as may be designated by Landlord. Tenant's initial move-in and subsequent deliveries of bulky items (e.g., furniture, safes and similar items) shall, unless otherwise agreed in writing by Landlord, be made during non-Business Hours. Deliveries during Business Hours shall be limited to normal office supplies, reasonable quantities of food and beverage supplies and other small items. No deliveries shall be made which impede or interfere with other tenants or the operation of the Building.

    9. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects shall, if considered necessary by Landlord, stand on such platforms as determined by Landlord to be necessary to properly distribute the weight, which platforms shall be provided at Tenant's expense. Business machines and mechanical equipment belonging to Tenants which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building, shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord.

   10. Tenant shall not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner which is offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations.

   11. Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord.

   12. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air conditioning and compliance with any governmental energy saving rules, laws or regulations relating thereto. Tenant shall not adjust thermostats. Tenant shall keep corridor doors closed. Tenant shall close window coverings, shut off all water faucets (or other water apparatus), and electricity, and turn off appliances and exhaust fans at the end of each business day.

   13. During non-Business Hours Landlord reserves the right to exclude from the Building any person, unless that person is known to the person or employee in charge of the Building and has a pass or is properly identified.

   14. The toilets, urinals, wash basins and other restroom or janitorial closet apparatus shall not be used for any purpose other that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. Tenant shall bear any expense of breakage, stoppage or damage resulting from the violation of this rule by Tenant 's employees or invitees.

   15. Tenant shall not install any radio or television antenna, loudspeaker or other devices on the roof or exterior walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

   16. Tenant shall not unreasonably mark, drive nails, screw or drill into the partitions, workwood or plaster or in any way deface the Premises or any part thereof, except in accordance with the provisions of the Lease pertaining to alterations. Landlord reserves the right to direct electricians as to where and how telephone and telegraph wires are to be introduced to the Premises. Except as otherwise provided herein, Tenant shall not cut or bore holes for wires. Tenant shall not affix any floor covering in any manner, except as approved by Landlord.

   17. Tenant shall not install, maintain or operate in the Premises any vending machine without the written consent of Landlord.

   18. Canvassing, soliciting and distribution of handbills or any other written material and peddling in the Building or Common Areas are prohibited, and Tenant shall cooperate to prevent such activities.

   19. Landlord reserves the right to exclude or expel from the Building or Common Areas any person who, in Landlord's judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Building or parking facility.

   20. Tenant shall store all its trash and garbage within its Premises or in other facilities provided by Landlord. Tenant shall not place in any trash box or receptacle any hazardous or medical wastes, or any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with direction issued from time to time by Landlord.

   21. Tenant shall not use in any space or in the public halls of the Building any hand trucks, except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building.

   22. Without the written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

   23. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency, and shall participate in drills for same.

   24. Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

   25. Tenant shall not park its vehicles in any parking areas designated by Landlord as areas for parking by visitors to the Building. Tenant shall not leave vehicles in the Building parking areas overnight (except in reserved spaces) nor park any vehicles in the Building parking areas which would exceed height requirements, or the size of the spaces provided therefor. Landlord may, in its sole discretion, designate separate areas for bicycles and motorcycles.

   26. Tenant's requirements will be attended to only upon appropriate application to the Building management office by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their duties unless under special instructions from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

   27. Landlord reserves the right to amend or waive any rules or regulations with respect to any other tenant, but no such waiver by Landlord shall be construed as a amendment or waiver in favor of Tenant with respect to such Rules and Regulations.

   28. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease.





                                   EXHIBIT "D"
                                   WORK LETTER


          This Exhibit "D" is attached to and made a part of that certain Lease dated February 1, 1996 by and between Mani Brothers LLC (Landlord) and New Horizons Learning Center Santa Ana, a Delaware Corporation ("Tenant") for the Premises located at 100 Corporate Pointe. Suites 180 and 195, Culver City. California.


     1.   APPLICATION OF EXHIBIT

          Capitalized terms used and not otherwise defined herein shall have the same definitions as set forth in the Lease. The provisions of this Work Letter shall apply to the planning and completion of leasehold improvements requested by Tenant (the "Tenant Improvements") for the fitting out of the initial premises, as more fully set forth herein.

    2.    LANDLORD AND TENANT PRE-CONSTRUCTION OBLIGATIONS

                    a) Preliminary Space Plans. Attached to this Work Letter as Schedule "1" are preliminary space plans for the Tenant Improvements (the "Preliminary Space Plans"), which include without limitation, sketches and/or drawings showing locations of doors, partitioning, electrical fixtures, outlets and switches, plumbing fixtures and other requirements, mutually agreed upon by Landlord and Tenant and determined by Tenant as required for its use of the Premises. Tenant acknowledges that the Preliminary Space Plans have been prepared by Landlord's Architect after consultation and cooperation between Tenant and Landlord's Architect regarding the proposed Tenant Improvements and Tenant's requirements and that the Preliminary Space Plans are complete with respect thereto. Landlord and Landlord's Architect shall be entitled, in all respects, to rely upon all information supplied by Tenant regarding the Tenant Improvements.

                    b) Working Drawings. Within twenty-one (21) days following full execution of this Lease by both Landlord and Tenant, Landlord's Architect shall prepare working drawings (the "Working Drawings") for the Tenant Improvements based upon the approved Preliminary Space Plans. The Working Drawings shall include architectural drawings for the Tenant Improvements based on the Preliminary Space Plans. Notwithstanding the Preliminary Space Plans, in all cases the Working Drawings (I) shall be subject to Landlord's final approval, which approval shall not be unreasonably withheld, (ii) shall not be in conflict with building codes for the City or County or with insurance requirements for a fire resistive Class A office building, and
               (iii) shall be in a form satisfactory to appropriate governmental authorities responsible for issuing permits and licenses required for construction.

                    (c) Approval of Working Drains. Landlord or Landlord's Architect shall submit the Working Drawings to Tenant for Tenant's review to confirm it is consistent with the Preliminary Space Plan, and Tenant shall notify Landlord and Landlord's Architect within five (5) business days after delivery thereof of any requested revisions. Within five (5) days after receipt of Tenant's notice, Landlord's Architect shall make all approved revisions to the Working Drawings and submit two (2) copies thereof to Tenant for its final review and approval, which approval shall be given within three (3) business days thereafter. Concurrently with the above review and approval process, Landlord may submit all plans and specifications to City or other governmental agencies in an attempt to expedite City approval and issuance of all necessary permits and Licenses to construct the Tenant Improvements as shown on the Working Drawings. Any changes which are required by City or other governmental agencies shall be immediately submitted to Landlord for Landlord's review and reasonable approval, and Landlord shall promptly notify Tenant of such changes.

                    (d) Schedule of Critical Dates. Set forth below is a schedule of certain critical dates relating to Landlord's and Tenant's respective obligations for the design and construction of the Tenant Improvements. Such dates and the respective obligations of Landlord and Tenant are more fully described elsewhere in this Work Letter. The purpose of the following schedule is to provide a reference for Landlord and Tenant and to make certain the Final Approval Date occurs as set forth herein. Following the Final Approval Date, Tenant shall be deemed to have released Landlord to commence construction of the Tenant Improvements as set forth in Section 4 below.

             Reference             Date Due            Responsible
                                                       Party
             A.  "Prelimary        Contemporaneously   Tenant &
               Space Plan          with Lease          Landlord
               Approval"           execution

             B.  "Working          Twenty-one(21) days Landlord
               Drawings            after full
               Completion"         execution of the
                                   Lease

             C.  "Working          Five (5) business   Tenant
               Drwaing Review"     days after Landlord
                                   submits Working
                                   Drawings to Tenant

             D.  "Working          Five (5) business   Landlord
               Drawing             days after Tenant
               Revisions"          returns Working
                                   Drawings to
                                   Landlord

             E.  "Final Approval   Three (3) business  Tenant
               Date"               days after Landlord
                                   submits revised
                                   Working Drawings to
                                   Tenant

    3.    BUILDING PERMIT

          After the Final Approval Date has occurred, Landlord shall, if Landlord has not already done so, submit the Working Drawings to the appropriate governmental body or bodies for final plan checking and a building permit. Landlord, with Tenant's cooperation, shall cause to be made any change in the Working Drawings necessary to obtain the building permit; provided, however, after the Final Approval Date, no changes shall be made to the Working Drawings without the prior written approval of both Landlord and Tenant, and then only after agreement by Tenant to pay any excess costs resulting from such changes. Tenant may terminate this lease if any unapproved modifications to working drawings substantially effect the space, floor plan or intended use of Tenant provided that Tenant shall reimburse Landlord for one-half (1/2) the cost of the Landlord's expenditure to date.

    4.    CONSTRUCTION OF TENANT IMPROVEMENTS

          After the Final Approval Date has occurred and a building permit for the work has been issued, Landlord shall, through a construction contract ("Construction Contract") with a reputable, licensed contractor selected by Landlord ("Contractor"), cause the construction of the Tenant Improvements to be carried out in substantial conformance with the Working Drawings in a good and workmanlike manner using first-class materials, The costs associated with the construction of the Tenant Improvements shall be paid as set forth in Section 5 and 6 of this Work Letter. Landlord shall see that the construction complies with all applicable building, fire, health, and sanitary codes and regulations, the satisfaction of which shall be evidenced by a certificate of occupancy for the Premises. Landlord or Contractor shall maintain a comprehensive general liability insurance policy with a limit of not less than One Million Dollars ($l,000,000.00) to insure against bodily injury and property damage during the construction work prior to the Lease Commencement Date.

    5.    TENANT IMPROVEMENT ALLOWANCE

          Landlord shall provide Tenant with a Tenant Improvement Allowance towards the cost of the design, purchase and construction of the Tenant Improvements, including without limitation design, engineering and consulting fees (collectively, the "Tenant Improvement Costs") . The Tenant Improvement Allowance shall be used for payment or the following Tenant Improvements Costs:

                    (i) Preparation by Landlord's Architect of the Preliminary Space Plans and the Working Drawings as provided in Section 2 of this Work Letter, including without limitation all fees charged by City (including without limitation fees for building permits and plan checks) in connection with the Tenant Improvements work in the Premises;

                    (ii) Construction work for completion of the Tenant
               Improvements as reflected in the Construction Contract:

                    (iii) All contractor's charges, general conditions, performance bond premiums and construction fees; and:

                    (iv) Tenant Improvements as shown on the approved
               Preliminary Space Plans dated _________, attached hereto as Schedule "1".

          In the event that Tenant does request modifications, changes or alterations of the Tenant Improvements from what is shown on said approved Preliminary Space Plans, or causes any Tenant Delays as defined in Section 7 of this Work Letter, then all associated costs shall be borne by Tenant. If Tenant does seek to modify change or alter the Tenant Improvements from the approved Preliminary Space Plans, or does cause a Tenant Delay, Tenant shall pay to Landlord any excess costs resulting therefrom in accordance with Section 6 of this Work Letter.

    6.    CHANGE ORDERS

          Tenant may from time to time request and obtain change orders before or during the course of construction provided that: (1) each such request shall be reasonable, shall be in writing and signed by or on behalf of Tenant, and shall not result in any structural change in the Building, as reasonably determined by Landlord, (ii) all additional charges and costs, including without limitation architectural and engineering costs, construction and material costs, and processing costs of any governmental entity shall be the sole and exclusive obligation of Tenant, and (iii) any resulting delay in the completion of the Tenant Improvements shall be deemed a Tenant Delay and in no event shall extend the Commencement Date of the Lease. Upon Tenant's request for a change order, Landlord shall as soon as reasonably possible submit to Tenant a written estimate of the increased or decreased cost and anticipated delay, if any, attributable to such requested change. Within three (3) business days of the date such estimated costs adjustment and delay are delivered to Tenant, Tenant shall advise Landlord whether it wishes to proceed with the change order, and if Tenant elects to proceed with the change order, Tenant shall remit, concurrently with Tenant's notice to proceed, the amount of the increased costs, if any, attributable to such change order. Unless Tenant includes in its initial change order request that the work in process at the time such request is made be halted pending approval and execution of a change order, Landlord shall not be obligated to stop construction of the Tenant Improvements, whether or not the change order relates to the work then in process or about to be started.

    7.    TENANT DELAYS

          In no event shall the Commencement Date of the Lease be extended or delayed due or attributable to delays due to the fault of Tenant ("Tenant Delays") . Tenant Delays shall include, but are not limited to, delays caused by or resulting from any one or more of the following:

                    a) Tenant's failure to timely review and reasonably approve the Working Drawings or to furnish information to Landlord or Landlord's Architect for the preparation by Landlord or Landlord's Architect of the Working Drawings;

                    b) Tenant's request for or use of special materials, finishes or installations which are not readily available, provided that Landlord shall notify Tenant in writing that the particular material, finish, or installation is not readily available promptly upon Landlord's discovery of same; c) Change orders requested by Tenant; d) Interference by Tenant or by Tenant's Agents with Landlord's construction activities;

                    e) Tenant's unreasonable failure to approve any other item or perform any other obligation in accordance with and by the dates specified herein or in the Construction Contract;

                    f) Tenant's requested changes in the Working Drawings or any other plans and specifications after the approval thereof by Tenant or submission thereof by Tenant to Landlord; g) Tenant's failure to approve written estimates of costs in accordance with this Work Letter; and

                    h) Tenant's obtaining or failure to obtain any necessary governmental approvals or permits for Tenant's intended use of the Premises.

If the Commencement Date of this Lease is delayed by any Tenant delays, subject to force majeure as defined in the Lease, then the commencement date of the Lease and the payment of rent shall be accelerated by the number of days of such delay, determined at the time the certificate of occupancy is issued. Landlord shall provide Tenant written notice within a reasonable time of any circumstance that Landlord believes constitute a Tenant delay. If the Premises is not ready by the Commencement Date, adjusted by and for the Tenant's delay, the Tenant shall be relieved from the payment of any rent under the Commencement Date.

    8.    TRADE FIXTURES AND EQUIPMENT

          Tenant acknowledges and agrees that Tenant is solely responsible for obtaining, delivering and installing in the Premises all necessary and desired furniture, trade fixtures, equipment and other similar items, and that Landlord shall have no responsibility whatsoever with regard thereto. Tenant further acknowledges and agrees that neither the Commencement Date of the Lease nor the payment of Rent shall be delayed for any period of time whatsoever due to any delay in the furnishing of the Premises with such items.

    9.    FAILURE OF TENANT TO COMPLY

          Any failure of Tenant to comply with any of the provisions contained in this Work Letter within the times for compliance herein set forth shall be deemed a default under the Lease. In addition to the remedies provided to Landlord in this Work Letter upon the occurrence of such a default by Tenant, Landlord shall have all remedies available at law or equity to a landlord against a defaulting tenant pursuant to a written lease, including but not limited to those set forth in the Lease.




                                    EXHIBIT E
                                GUARANTY OF LEASE


This Guaranty of Lease (the "Guaranty") is attached to and made part of that certain real estate Lease (the "Lease") dated March 7, 1996 between Mani Brothers L.L.C. as Landlord, and New Horizons Computer Learning Centers, Inc. as Tenant, covering the Property commonly known as 100 Corporate Pointe, Culver City. California, Suite 180. The terms used in this Guaranty shall have the same definitions as set forth in the Lease. In order to induce Landlord to enter into the Lease with Tenant, New Horizons Education Corporation, a Delaware Corporation ("Guarantors"), have agreed to execute and deliver this Guaranty to Landlord. Each Guarantor acknowledges that Landlord would not enter into the Lease if each Guarantor did not execute and deliver this Guaranty to Landlord.

1. GUARANTY. In consideration of the execution of the Lease by Landlord and as a material Inducement to Landlord to execute the Lease, each Guarantor hereby irrevocably, unconditionally, jointly and severally guarantees the full, timely and complete (a) payment of all rent and other sums payable by Tenant to Landlord under the Lease, and any amendments or modifications thereto by agreement or course of conduct, and (b) performance of all covenants, representations and warranties made by Tenant and all obligations to be performed by Tenant pursuant to the Lease, and any amendments or modifications thereto by agreement or course of conduct. The payment of those amounts and performance of those obligations shall be conducted in accordance with all terms, covenants and conditions set forth in the Lease, without deduction, offset or excuse of any nature and without regard to the enforceability or validity of the Lease, or any part thereof, or any disability of Tenant.

2. LANDLORD'S RIGHTS. Landlord may perform any of the following acts at any time during the Lease Term, without notice to or assent of any Guarantor and without in any way releasing, affecting or impairing any of Guarantor's obligations or liabilities under this Guaranty: (a) alter, modify or amend the Lease by agreement or course of conduct, (b) grant extensions or renewals of the Lease, (c) assign or otherwise transfer its interest in the Lease, the Property, or this Guaranty, (d) consent to any transfer or assignment of Tenant's or any future tenant's interest under the Lease, (e) release one or more Guarantor, or amend or modify this Guaranty with respect to any Guarantor, without releasing or discharging any other Guarantor from any of such Guarantor's obligations or liabilities under this Guaranty, (f) take and hold security for the payment of this Guaranty and exchange, enforce, waive and release any such security, (g) apply such security and direct the order or manner of sale thereof as Landlord, in its sole discretion, deems appropriate, and (h) foreclose upon any such security by judicial or nonjudicial sale, without affecting or impairing in any way the liability of Guarantor under this Guaranty, except to the extent the indebtedness has been paid.

3. TENANT'S DEFAULT. This Guaranty is a guaranty of payment and performance, and not of collection. Upon any breach or default by Tenant under the Lease, Landlord may proceed immediately against Tenant and/or any Guarantor to enforce any of Landlord's rights or remedies against Tenant or any Guarantor pursuant to this Guaranty, the Lease, or at law or in equity without notice to or demand upon either Tenant or any Guarantor. This Guaranty shall not be released, modified or affected by any failure or delay by Landlord to enforce any of its rights or remedies under the Lease or this Guaranty, or at law or in equity.

4. GUARANTOR'S WAIVERS. Each Guarantor hereby waives (a) presentment, demand for payment and protest of non-performance under the Lease, (b) notice of any kind including, without limitation, notice of acceptance of this Guaranty, protest, presentment, demand for payment, default, nonpayment, or the creation or incurring of new or additional obligations of Tenant to Landlord, (c) any right to require Landlord to enforce its rights or remedies against Tenant under the Lease, or otherwise, or against any other Guarantor, (d) any right to require Landlord to proceed against any security held from Tenant or any other party, (e) any right of subrogation and (f) any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation or other right or remedy of Guarantors against Landlord or any such security, whether resulting from an election by Landlord, or otherwise. Any part payment by Tenant or other circumstance which operates to toll any statute of limitations as to Tenant shall operate to toll the statute of limitations as to Guarantor.

5. SEPARATE AND DISTINCT OBLIGATIONS. Each Guarantor acknowledges and agrees that such Guarantor's obligations to Landlord under this Guaranty are separate and distinct from Tenant's obligations to Landlord under the Lease. The occurrence of any of the following events shall not have any effect whatsoever on any Guarantor's obligations to Landlord hereunder, each of which obligations shall continue in full force or effect as though such event had not occurred:
(a) the commencement by Tenant of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended or replaced, or any other applicable federal or state bankruptcy, insolvency or other similar law (collectively, the "Bankruptcy Laws"), (b) the consent by tenant to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official of Tenant or for any substantial part of its property, (c) any assignment by Tenant for the benefit of creditors, (d) the failure of Tenant generally to pay its debts as such debts become due, (e) the taking of corporate action by Tenant in the furtherance of any of the foregoing; or (f) the entry of a decree or order for relief by a court having jurisdiction in respect of Tenant in any involuntary case under the Bankruptcy Laws, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Tenant or for any substantial part of its property, or ordering the winding-up or liquidation of any of its affairs and the continuance of any such decree or order city and in effect for a period of sixty (60) consecutive days. The liability of Guarantors under this Guaranty is not and shall not be affected or impaired by any payment made to Landlord under or related to the Lease for which Landlord is required to reimburse Tenant pursuant to any court order or in settlement of any dispute, controversy or litigation in any bankruptcy, reorganization, arrangement, moratorium or other federal or state debtor relief proceeding. If, during any such proceeding, the Lease is assumed by Tenant or any trustee, or thereafter assigned by Tenant or any trustee to a third party, this Guaranty shall remain in full force and effect with respect to the full performance of Tenant, any such trustee or any such third party's obligations under the Lease. If the Lease is terminated or rejected during any such proceeding, or if any of the events described In Subparagraphs (a) through (fl of this Paragraph 5 occur, as between Landlord and each Guarantor, Landlord shall have the right to accelerate all of Tenant's obligations under the Lease and each Guarantor's obligations under this Guaranty. In such event, all such obligations shall become immediately due and payable by Guarantors to Landlord. Guarantors waive any defense arising by reason of any disability or other defense of Tenant or by reason of the cessation from any cause whatsoever of the liability of Tenant.

6. SUBORDINATION. All existing and future advances by Guarantor to Tenant, and all existing and future debts of Tenant to any Guarantor, shall be subordinated to all obligations owed to Landlord under the Lease and this Guaranty.

7. SUCCESSORS AND ASSIGNS. This Guaranty binds each Guarantor's successors and assigns.

8. ENCUMBRANCES. If Landlord's interest in the Property or the Lease, or the rents, issues or profits therefrom, are subject to any deed of trust, mortgage or assignment for security, any Guarantor's acquisition of Landlord's interest in the Property or Lease shall not affect any of Guarantor's obligations under this Guaranty. In such event, this Guaranty shall nevertheless continue in full force and effect for the benefit of any mortgagee, beneficiary, trustee or assignee or any purchaser at any sale by judicial foreclosure or under any private power of sale, and their successors and assigns. Any married Guarantor expressly agrees that Landlord has recourse against any Guarantor~s separate property for all of such Guarantor's obligations hereunder.

9. GUARANTOR'S DUTY. Guarantors assume the responsibility to remain informed of the financial condition of Tenant and of all other circumstances bearing upon the risk of Tenant's default, which reasonable inquiry would reveal, and agree that Landlord shall have no duty to advise Guarantors of information known to it regarding such condition or any such circumstance.

10. LANDLORD'S RELIANCE. Landlord shall not be required to inquire into the powers of Tenant or the officers, employees, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed under this Guaranty.

11. INCORPORATION OF CERTAIN LEASE PROVISIONS. Each Guarantor hereby represents and warrants to Landlord that such Guarantor has received a copy of the Lease, has read or had the opportunity to read the Lease, and understands the terms of the Lease. The provisions in the Lease relating to the execution of additional documents, legal proceedings by Landlord against Tenant, severability of the provisions of the Lease, interpretation of the Lease, notices, waivers, the applicable laws which govern the interpretation of the Lease and the authority of the Tenant to execute the Lease are incorporated herein in their entirety by this reference and made a part hereof. Any reference in those provisions to "Tenant" shall mean each Guarantor and any reference in those provisions to the "Lease" shall mean this Guaranty, except that (a) any notice which any Guarantor desires or is required to provide to Landlord shall be effective only if signed by ali Guarantors and (b) any notice which Landlord desires or is required to provide to any Guarantor shall be sent to such Guarantor at such Guarantor's address indicated below, or if no address is indicated below. at the address for notices to be sent to Tenant under the Lease.


Signed on March 14, 1996                          New Horizons
          ----------------------                  Education Corporation,
                                                  a Delaware Corporation
1231 E. Dyer Road, Suite 110                      By:/s/ Robert McMillan
--------------------------------                     -----------------------
     Santa Ana, CA  92705                         Its:   Secretary
--------------------------------                      ----------------------
            Address


Signed on ---------------------, 19               ----------------------------
                                                  ----------------------------
-------------------------------                   By:
                                                      ------------------------
-------------------------------                   Its:
            Address                                   ------------------------


CONSULT YOUR ATTORNEY - This document has been prepared for approval by your attorney. No representation or recommendation is made by CB Commercial Real Estate Group, Inc. or the Southern California Chapter of the Society of Industrial Realtors, Inc., or the agents or employees of either of them as to the legal sufficiency, legal effect, or tax consequences of this document or the transaction to which it relates. These are questions for your attorney.


                                  SCHEDULE "1"
                             PRELIMINARY SPACE PLANS




                                  ADDENDUM NO.1

          This Addendum dated March 7, 1996 is made a part of and is attached to that certain Lease dated March 7, 1996 between Mani Brothers LLC ("Landlord") and New Horizons Computer Learning Centers, Inc. ("Tenant"), concerning Suites 105 and 195 located at 100 Corporate Pointe, Culver City, California.

ARTICLE 36-LEASEHOLD IMPROVEMENTS

   36.1 Landlord agrees to provide Tenant with a build-to-suit in accordance with mutually approved preliminary space plans and working drawings ("Leasehold Improvements") provided that the total cost relating to said remodeling and construction does not exceed Three Hundred Ninety Two Thousand Two Hundred Fifty and No/100 Dollars ($392,250.00) (calculated by the usable square feet of 13,075 multiplied by Thirty and No/100 Dollars ($30.00) per usable square foot ("Tenant Improvement Allowance")). Tenant, at Tenant's sole cost, shall bear all costs relating to the remodeling and construction of the Premises which Landlord estimates to be in excess of the Tenant allowance ("Excess Costs"). Tenant shall, on demand by Landlord, deposit with Landlord the excess costs. Landlord agrees to promptly refund to Tenant any unused excess costs.

   36.2 Within thirty (30) days after the Commencement Date, Tenant shall give Landlord written notice of any claimed deficiencies in the Leasehold Improvements. Within thirty (30) days after receipt of such notice, Landlord shall begin any corrective work that is required and diligently prosecute same to completion. Except with respect to any latent defects in said work, if Tenant fails to give Landlord notice of any deficiency as provided herein, then Tenant shall be deemed to have accepted the Leasehold Improvements inclusive of such deficiency, and Landlord shall have no further obligation to make any corrective work that may be required.

   36.3 There shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business, fixtures, appurtenances or equipment which commonly occurs as a result of the normal making of any of the repairs, alterations or improvements contemplated herein. Any delay in the completion of the Leasehold Improvements that is caused by Tenant (including delay as a result of changes in the approved space plans requested by Tenant, specification of products or finishes not readily available, and delay in choosing finishes) shall constitute a "Tenant Delay". (Open for discussion.)

   36.4 "Force Majeure Delay" shall mean and be defined as delay in the substantial completion of the Leasehold Improvements due to any cause beyond the reasonable control of the Party, including, without limitation: acts of God; fire and other casualties; the elements of nature; wars; black-outs or other interruptions of utilities; strikes or other labor troubles (provided same are not caused by illegal acts of the Party); changes in government codes or regulations (or the interpretation of same); availability of permits; or shortages of materials or supplies.

ARTICLE 37-LIMITATION ON LIABILITY

          Notwithstanding anything in this Lease to the contrary, and excluding insurance proceeds, it is agreed that the liability of Landlord in connection with any matter related to this Lease will in no event exceed the fair market value of the Property as of the date of this Lease.

ARTICLE 38-OPERATING EXPENSE EXCLUSIONS

          (a) Costs incurred in connection with the original construction of the Building or in connection with any major change in the Building, such as adding or deleting floors;

          (b) Costs of alterations or improvements to the Premises or the Premises of other tenants;

          (c) Depreciation, interest and principal payments on mortgages, and other debt costs, if any;

          (d) Costs correcting defects in or adequacy of the initial design or construction of the Building;

          (e) Expenses directly resulting from the negligence of Landlord, its agents, servants or employees;

          (f) Legal fees, planner's fees, real estate broker's leasing commissions, and advertising expenses incurred in connection with the original development or original leasing of the Building or future leasing of the Building;

          (g) Costs for which Landlord is reimbursed by its insurance carrier or any tenant's insurance carrier;

          (h) Any bad debt loss, rent loss, or reserves for bad debts or rent loss;

          (i) The expense of extraordinary services provided to other tenants in the Building;

          (j) Costs associates with the operation of the business of the partnership or entity which constitutes Landlord, as the same are distinguished from the costs of operation of the Building, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord's interest in the Building, costs of any disputes between Landlord and its employees (if any) not engaged in Building operation, disputes of Landlord with Building management, or outside fees paid in connection with disputes with other tenants;

          (k) The wages of any employee who does not devote substantially all of his or her time to the Building;

          (l)  Fines, penalties, and interest;

          (m)  Amounts paid as ground rental by Landlord;

          (n) Any Building system maintenance contracts, Earthquake or any other type of insurance, unless such maintenance costs and/or insurance coverage was carried during the base year or, in the alternative, the base year Operating Costs have been "grossed-up" to include what such maintenance and/or insurance coverage would have cost had it been carried during the base year.

          (o) Wages and fees incurred in connection with the ownership, management and operation of the parking structure;

          (p) Any Operating Costs in connection with the ground floor and mezzanine levels, or any other floor in the Building devoted to retail operation; and

          (q) Any recalculation of or additional Operating Costs actually incurred more than two (2) years prior to the year in which Landlord proposed that such costs be included.

ARTICLE 39-COMMENCEMENT DATE

          The Lease shall commence upon completion of tenant improvement work which shall be targeted for June 1, 1996. Tenant, along with its contractors and agents, shall be permitted to enter the Premises without the obligation to pay rent thirty (30) days prior to substantial completion of the Premises provided that said occupancy does not disturb or delay the tenant improvement work being done by Landlord's contractor. The Lease shall commence fourteen (14) days following substantial completion of the Premises in order to give Tenant time to move in. Landlord is prepared to phase Tenant's occupancy and construction to accommodate any potential delays associated with relocating the existing tenant from Suite 195. Since Tenant is occupying the Premises in two different phases, rent commencement shall reflect such delayed occupancy.


ARTICLE 40-PLANNING

          Tenant has chosen to have its space planner, 03 Design, complete all space planning work for the Premises including preliminary space planning, working drawings, engineering and related work. Landlord shall pay 03 Design for the cost of said work in an amount not to exceed Ninety Cents ($0.90) per usable square foot. Landlord, Landlord's space planner, and Landlord's contractor shall have the right to review and approve Tenant's space plans and working drawings.

ARTICLE 41-PARKING

          Except as set forth below, Tenant shall have the right, but not the obligation, to rent parking spaces in accordance with a ratio of four (4) parking spaces for every one thousand (1,000) rentable square feet leased. Parking shall be in the project's on-site parking areas at prevailing building rates, which are currently Fifty and No/100 Dollars ($50.00) per space per month for unreserved parking and Seventy Five and No/100 Dollars ($75.00) per space per month for reserved parking. Tenant shall be entitled to two (2) reserved parking spaces near the building entrance area for the purpose of loading and unloading. The exact location of these parking spaces shall be mutually agreed to by Landlord and Tenant. Monthly parking rates shall remain fixed for the first three (3) years of the lease term. Thereafter, parking costs may increase but shall not exceed the corresponding parking rates charged for comparable parking in comparable buildings in the surrounding areas. However, the prevailing rates shall be no less than those set forth above. Landlord shall provide visitor parking for forty (40) cars on a monthly basis at the rate of $0.50 per one-half (1/2) hour with a maximum of $4.00 per day for the first three (3) years. Tenant shall guarantee income for said forty (40) visitor parking spaces and thirty (30) standard parking spaces commencing June 1, 1997. Landlord and Tenant shall work together to develop a parking validation system to accommodate Tenant's visitors. In the event Tenant vacates the Premises, Tenant shall not be obligated to guarantee the income from the forty (40) visitor parking spaces on a monthly basis. Landlord shall provide Tenant with free parking in accordance with a 4/1000 ratio during the first twelve (12) months of the lease term. Said credit shall be granted to Tenant in the form of a Basic Monthly Rent credit. Tenant shall receive a rent credit equal to Thirty Six Thousand Six Hundred and No/100 Dollars ($36,600.00), which shall be applied to Tenant's Basic Monthly Rent, commencing in the second (2nd) month of the lease term. Tenant shall have the right to allocate all or part of its monthly parking to visitors. Visitor parking on weekends and after 7:00pm during evening shall be free, provided Landlord does not need a parking attendant to assist Tenant's visitors


ARTICLE 42-SECURITY

          Tenant shall have the right to install its own security system, subject to Landlord's approval, for the Premises. Landlord shall provide on-site security Monday through Friday from 7:00am to 9:00pm and Saturdays from 8:00am to 6:00pm.

ARTICLE 43-ADVANCE RENT AND SECURITY DEPOSIT

          Upon execution of the lease document by Tenant, Tenant shall pay to Landlord the first month's rent in an amount equal to Eighteen Thousand Nine Hundred Fifty Eight and 75/100 Dollars ($18,958.75) and a security deposit equal to Eighteen Thousand Nine Hundred Fifty Eight and 75/100 Dollars ($18,958.75).

ARTICLE 44-RIGHT TO CANCEL

          Provided Tenant has not been in default under any of the terms and conditions of this Lease, Tenant shall have the right to terminate the Lease effective at the end of the sixtieth (60th) month of the lease term provided Tenant gives to Landlord nine (9) months prior written notice of Tenant's intent to cancel said Lease. As consideration for the right to cancel, Tenant shall pay to Landlord, at the time Tenant delivers said cancellation notice, an amount equal to the unamortized tenant improvements and brokerage commissions amortized at ten percent (10%) per annum, plus three (3) months Basic Monthly Rent.

ARTICLE 45-OPTION TO RENEW

          Tenant shall have one (1), five (5) year option to renew the lease provided that Tenant gives to Landlord at least nine (9) months prior written notice of Tenant's intent to exercise said options. The rental rate for the option period shall be at the then prevailing fair market rate for comparable space in comparable buildings in the area. The definition of fair market shall be negotiated in the lease document.

ARTICLE 46-RIGHT OF FIRST OPPORTUNITY

          Landlord shall grant to Tenant a Right of First Opportunity on any space which may come available on the 1st Floor. In the event that Tenant expands into Suite 105/160 during the first twelve (12) months of the initial lease term, the terms and conditions shall be the same as the initial lease provided that the cost of tenant improvements shall be reduced proportionately. Thereafter, the terms and conditions shall be at the prevailing market rate.

ARTICLE 47-ROOF RIGHTS

          Tenant shall have the right to install no more than two (2) antennae and/or satellite dishes on the roof in a location to be approved by Landlord. The cost of installation shall be Tenant's expense and Tenant shall conform to any and all applicable governmental requirements and approvals. Tenant shall be responsible for the removal of said antennae and/or Satellite dish at the expiration of the lease term and any required repair work necessary.

ARTICLE 48-DIRECTORY BOARD

          Landlord, at Landlord's expense, shall furnish Tenant with space in the building directory board in accordance with one line per 1,000 rentable square feet leased.

ARTICLE 49-SIGNAGE

          In the event Landlord creates a dedicated exterior entrance to the Premises on the right side of the main building lobby, Tenant, at Tenant's sole cost and expense, shall be allowed to install an eyebrow sign or monument sign to be mutually agreed upon between Landlord and Tenant. In addition, Landlord and Tenant shall work together to create directional signage, subject to the mutual approval of both parties, in the parking areas. Landlord shall create a dedicated exterior entrance to the Premises on the right side of the main lobby. Tenant will have identification signage on the building exterior near Tenant's entrance to be mutually agreed upon between Landlord and Tenant. Tenant shall present a rendering of the proposed signage to Landlord for Landlord's approval.

ARTICLE 50-EXCLUSIVITY

          Landlord shall not lease space to any other tenants in the Building whose primary business shall be computer training or its equivalent or who are competitors of New Horizons Computer Learning Center without the express written consent of Tenant.

ARTICLE 51 - TEMPORARY SPACE

          In the event the tenant improvement cost exceed $30 per usable square foot, Landlord shall amortize the overage over the initial term at an interest rate of ten percent (10%) per annum. However, Tenant shall receive rent credit on temporary space on the 2nd floor on a dollar per dollar basis predicated on $1.00 FSG per rentable square foot per month. Tenant expects to lease temporary space on the second floor at $1.00 full service gross per rentable square foot per month. If a tenant improvement overage exists for the premises, Tenant shall receive a rent credit on the temporary space equal to the T1 overage. If the tenant improvement is less than $30 per square foot, Tenant shall lease temporary space on the second floor for $1.00 per rentable square foot full service gross per month, commencing June 1, 1996.

In the event of a conflict between this Addendum and the Lease, the provisions of this Addendum shall prevail.

THE WHEREUPON, THE PARTIES HERETO HAVE EXECUTED THIS ADDENDUM ON THE DATES INDICATED.


                                             TENANT:
                                             New Horizons Computer
                                             Learning Centers, Inc.

Date: 3/15/96                                By:  /s/ Charles Kinch
    ------------                                 ----------------------
                                             Name:     Charles Kinch
                                                  ----------------------
                                             Title:        President
                                                   --------------------

                                             ATTESTED:
Date: 3/15/96                                By:  /s/ Gary T. Gann
     --------------                             ------------------------
                                             Name:      Gary T. Gann
                                                   ---------------------
                                             Title:        Secretary
                                                   ---------------------


                                             LANDLORD:
                                             Mani Brothers, LLC

Date:                                        By:
     --------------                             -----------------------
                                             Name:
                                                  ---------------------
                                             Title:
                                                  ---------------------